UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.       )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement	☐	Confidential, for Use of the Commission Only
☒	Definitive Proxy Statement		(as permitted by Rule 14a-6(e)(2))
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

Foot Locker, Inc.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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NOTICE OF 2008 ANNUAL MEETING
AND
PROXY STATEMENT

112 West 34th Street
New York, New York 10120

NOTICE OF 2008 ANNUAL MEETING OF SHAREHOLDERS

DATE:	May 21, 2008
TIME:	9:00 A.M., local time
PLACE:	Foot Locker, Inc., 112 West 34th Street, New York, New York 10120
RECORD DATE:	Shareholders of record on March 28, 2008 can vote at this meeting.
ITEMS OF BUSINESS:	•	Elect two members to the Board of Directors to serve for three-year terms
	•	Ratify the appointment of KPMG LLP as our independent registered public accounting firm for the 2008 fiscal year
	•	Approve the Foot Locker Annual Incentive Compensation Plan, as Amended and Restated
	•	Transact such other business as may properly come before the meeting and at any adjournment or postponement.
PROXY VOTING:	YOUR VOTE IS IMPORTANT TO US. Please vote as soon as possible in one of these ways:
	•	Use the toll-free telephone number shown on the Notice of Internet Availability of Proxy Materials for the 2008 Annual Meeting of Foot Locker, Inc. (your “Foot Locker Notice”) or on your proxy card;
	•	Visit the web site shown on your Foot Locker Notice or on your proxy card to vote via the Internet;
	•	If you received a printed copy of the proxy card, please mark, sign and return the enclosed proxy card using the postage-paid envelope provided; or
	•	Follow the instructions on your proxy materials if your shares are held in street name.
Even if you plan to attend the annual meeting, we encourage you to vote in advance using one of these methods.

GARY M. BAHLER Secretary

April 11, 2008

112 West 34th Street
New York, New York 10120

PROXY STATEMENT

GENERAL INFORMATION

We are providing these proxy materials to you for the solicitation of proxies by the Board of Directors of Foot Locker, Inc. for the 2008 Annual Meeting of Shareholders and for any adjournments or postponements of this meeting. We are holding this annual meeting on May 21, 2008 at 9:00 A.M., local time, at our corporate headquarters located at 112 West 34th Street, New York, New York 10120. In this proxy statement we refer to Foot Locker, Inc. as “Foot Locker,” “the Company,” “we,” “our,” or “us.”

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting
To Be Held on May 21, 2008

The Company’s Proxy Statement and 2007 Annual Report/Form 10-K are available at
http://bnymellon.mobular.net/bnymellon/fl and
http://ww3.ics.adp.com/streetlink/FL

We are pleased to be using this year a new procedure approved by the Securities and Exchange Commission that allows companies to furnish their proxy materials to shareholders over the Internet instead of mailing full sets of the printed materials. We believe that this procedure will reduce costs, provide greater flexibility to our shareholders, and lessen the environmental impact of our Annual Meeting. On or about April 11, 2008, we started mailing to most of our shareholders in the United States a Notice of Internet Availability of Proxy Materials (the “Foot Locker Notice”). The Foot Locker Notice contains instructions on how to access and read our 2008 Proxy Statement and our 2007 Annual Report to Shareholders on the Internet and to vote online. If you received a Foot Locker Notice by mail, you will not receive paper copies of the proxy materials in the mail unless you request them. Instead, the Foot Locker Notice instructs you on how to access and read the Proxy Statement and Annual Report and how you may submit your proxy over the Internet. If you received a Foot Locker Notice by mail and would like to receive a printed copy of the materials, please follow the instructions on the Foot Locker Notice for requesting the materials, and we will promptly mail the materials to you.

We are mailing to shareholders, or making available to shareholders via the Internet, this Proxy Statement, form of proxy card, and our 2007 Annual Report/Form10-K on or about April 11, 2008.

QUESTIONS AND ANSWERS ABOUT THIS ANNUAL MEETING AND VOTING

What is included in these proxy materials?

The proxy materials include our 2008 Proxy Statement and 2007 Annual Report/Form 10-K. If you received printed copies of these materials by mail, these materials also include the proxy card for this annual meeting.

May I obtain an additional copy of the Form 10-K?

Our Form 10-K for the 2007 fiscal year ended February 2, 2008 is included with the 2007 Annual Report. You may obtain an additional copy of our 2007 Form 10-K without charge by writing to our Investor Relations Department at Foot Locker, Inc., 112 West 34th Street, New York, New York 10120.

It is also available free of charge through our corporate web site at http://www.footlocker-inc.com/ IR_index.htm.

What constitutes a quorum for the Annual Meeting?

We will have a quorum and will be able to conduct the business of the Annual Meeting if the holders of a majority of the shares outstanding are present at the meeting, either in person or by proxy. We will count abstentions and broker non-votes, if any, as present and entitled to vote in determining whether we have a quorum.

What is the record date for this meeting?

The record date for this meeting is March 28, 2008. If you were a Foot Locker shareholder on this date, you are entitled to vote on the items of business described in this proxy statement.

Do I need a ticket to attend the Annual Meeting?

You will need an admission ticket to attend the Annual Meeting. Attendance at the meeting will be limited to shareholders on March 28, 2008 (or their authorized representatives) having an admission ticket or proof of their share ownership, and guests of the Company. If you plan to attend the meeting, please indicate this when you are voting by telephone or Internet or check the box on your proxy card, and we will mail an admission ticket to you.

If your shares are held in the name of a bank, broker, or other holder of record and you plan to attend the meeting, you can obtain an admission ticket in advance by providing proof of your ownership, such as a bank or brokerage account statement, to the Corporate Secretary at Foot Locker, Inc., 112 West 34th Street, New York, New York 10120. If you do not have an admission ticket, you must show proof of your ownership of the Company’s Common Stock at the registration table at the door.

What are shareholders voting on at this meeting?

You are being asked to vote on the following items:

•	Proposal 1:	Election of two directors in Class II;
•	Proposal 2:	Ratification of the appointment of KPMG LLP as our independent registered public accountants for 2008; and
•	Proposal 3:	Approval of the Foot Locker Annual Incentive Compensation Plan, as Amended and Restated.

How does the Board of Directors recommend that I vote on the proposals?

The Board recommends that you vote “FOR” each of the three proposals being voted on at the meeting.

Could other matters be voted on at the Annual Meeting?

We do not know of any other business that will be presented at the 2008 annual meeting. If any other matters are properly brought before the meeting for consideration, then the persons named as proxies will have the discretion to vote on those matters for you using their best judgment.

Who may vote at the Annual Meeting?

The only voting securities of Foot Locker are our shares of Common Stock. Only shareholders of record on the books of the Company on March 28, 2008 are entitled to vote at the annual meeting and any adjournments or postponements. Each share is entitled to one vote. There were 154,774,002 shares of Common Stock outstanding on March 28, 2008.

What are the voting requirements to elect directors and to approve the other proposals?

Directors must be elected by a plurality of the votes cast by shareholders. (Please see our policy described on Page 7 regarding resignations by directors who do not receive more “for” votes than “withheld” votes.) The other proposals being voted on at this meeting require the favorable vote of a majority of the votes cast by shareholders to be approved.

How will the votes be counted?

Votes will be counted and certified by representatives of our transfer agent, BNY Mellon Shareowner Services, as inspectors of election. The inspectors of election are independent and are not employees of Foot Locker.

We do not count abstentions and broker non-votes, if any, in determining the votes cast for any proposal. Votes withheld for the election of one or more of the nominees for director will not be counted as votes cast for them.

Broker non-votes occur when brokers or other entities holding shares for an owner in street name do not receive voting instructions from the owner on non-routine matters and, consequently, have no discretion to vote on those matters. If a proposal is routine under the rules of The New York Stock Exchange, then the brokers or other entities may vote the shares held by them even though they have not received instructions from the owner.

The Company’s Certificate of Incorporation and By-laws do not contain any provisions on the effect of abstentions or broker non-votes.

Will my vote be confidential?

We maintain the confidentiality of our shareholders’ votes. All proxy cards, electronic voting, voting instructions, ballots and voting tabulations identifying shareholders are kept confidential from the Company, except:

• as necessary to meet any applicable legal requirements,

• when a shareholder requests disclosure or writes a comment on a proxy card,

• in a contested proxy solicitation, and

• to allow independent inspectors of election to tabulate and certify the vote.

How do I vote my shares?

You may vote using any of the following methods:

• Telephone

If you are located within the United States or Canada, you can vote your shares by telephone by calling the toll-free telephone number printed on your Notice of Internet Availability of Proxy Materials (“Notice”), on your proxy card, or in the instructions that accompany your proxy materials, as applicable, and following the recorded instructions. You will need the control number printed on your Notice, on your proxy card, or in the instructions that accompany your proxy materials, as applicable. Telephone voting is available 24 hours a day and will be accessible until 9:00 A.M. on May 21, 2008. The telephone voting system has easy to follow instructions and allows you to confirm that the system has properly recorded your vote. If you vote by telephone, you do NOT need to return a proxy card or voting instruction form. If you are an owner in street name, please follow the instructions that accompany your proxy materials.

• Internet

You can also choose to vote your shares by the Internet. You will need the control number printed on your Notice, on your proxy card, or in the instructions that accompany your proxy materials, as applicable. The web site for Internet voting is listed on your Notice, proxy card, or in the instructions that accompany your proxy materials. Internet voting is available 24 hours a day and will be accessible until 9:00 A.M. on May 21, 2008. As with telephone voting, you will be able to confirm that the system has properly recorded your vote. If you vote via the Internet, you do NOT need to return a proxy card or voting instruction form.

• Mail

If you are a holder of record and received printed copies of the materials by mail, you may choose to vote by mail. Simply mark your proxy card, date and sign it, and return it in the postage-paid envelope that we included with your materials. If you hold your shares through a bank or brokerage account, please complete and mail the voting instruction form in the envelope provided.

• Ballot at the Annual Meeting

You may also vote by ballot at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting. If you sign and return a proxy card but do not give voting instructions, the shares represented by that proxy card will be voted as recommended by the Board of Directors.

Can I change my mind after voting my shares?

You may revoke your proxy at any time before it is used by (i) sending a written notice to the Company at its corporate headquarters, (ii) delivering a valid proxy card with a later date, (iii) providing a later dated vote by telephone or Internet, or (iv) voting by ballot at the Annual Meeting.

Are shares held in employee plans included on the proxy card?

If you hold shares of Foot Locker Common Stock through the Foot Locker 401(k) Plan or the Foot Locker Puerto Rico 1165(e) Plan, you received a proxy card showing the number of shares allocated to your plan account. Your proxy card will serve as a voting instruction card for the trustees of the plans, who will vote the shares. The trustees will vote only those shares for which voting instructions have been given. To allow sufficient time for voting by the trustees of these plans, your voting instructions must be received by May 16, 2008.

Who pays the cost of this proxy solicitation?

We will pay for the cost of the solicitation of proxies, including the preparation, printing and mailing of the proxy materials.

Proxies may be solicited, without additional compensation, by our directors, officers, or employees by mail, telephone, fax, in person, or otherwise. We will request banks, brokers and other custodians, nominees and fiduciaries to deliver proxy material to the beneficial owners of Foot Locker’s Common Stock and obtain their voting instructions, and we will reimburse those firms for their expenses under the rules of the Securities and Exchange Commission and The New York Stock Exchange. In addition, we have retained Innisfree M&A Incorporated to assist us in the solicitation of proxies for a fee of $10,000 plus out-of-pocket expenses.

BENEFICIAL OWNERSHIP OF THE COMPANY’S STOCK

Directors and Executive Officers

The following table shows the number of shares of Common Stock reported to us as beneficially owned by each of our directors and named executive officers as of March 28, 2008. The table also shows beneficial ownership by all directors, named executive officers, and executive officers as a group on that date, including shares of Common Stock that they have a right to acquire within 60 days after March 28, 2008 by the exercise of stock options.

Matthew D. Serra beneficially owned 1.17 percent of the total number of outstanding shares of Common Stock as of March 28, 2008. No other director, named executive officer, or executive officer beneficially owned one percent or more of the total number of outstanding shares as of that date.

Each person has sole voting and investment power for the number of shares shown unless otherwise noted.

Amount and Nature of Beneficial Ownership

Name	Common Stock Beneficially Owned Excluding Stock Options (a)		Stock Options Exercisable Within 60 Days After 3/28/2008	RSUs and Deferred Stock Units Beneficially Owned (b)	Total Shares of Common Stock Beneficially Owned
Gary M. Bahler	126,530		253,334	—	379,864
Nicholas DiPaolo	12,826	(c)	16,542	3,704	33,072
Alan D. Feldman	11,065		6,314	3,704	21,083
Jarobin Gilbert Jr.	9,610		25,520	3,704	38,834
Ronald J. Halls	124,551		116,667	—	241,218
Robert W. McHugh	146,472		165,666	—	312,138
Matthew M. McKenna	14,616		4,287	3,704	22,607
Richard T. Mina	237,619	(d)	407,171	—	644,790
James E. Preston	55,271		25,520	3,704	84,495
David Y. Schwartz	12,275		25,520	13,127	50,922
Matthew D. Serra	708,989		1,097,832	—	1,806,821
Christopher A. Sinclair	20,223		25,520	3,704	49,447
Cheryl Nido Turpin	5,964		20,815	15,176	41,955
Dona D. Young	7,356		20,815	22,550	50,721
All 20 directors and executive officers as a group, including the named executive officers	1,828,120		2,974,852	73,077	4,876,049	(e)

Notes to Beneficial Ownership Table

(a)	This column includes shares held in the Company’s 401(k) Plan and unvested shares of restricted stock.

(b)

This column includes (i) the number of deferred stock units credited as of March 28, 2008 to the account of the directors who elected to defer all or part of their annual retainer fee and (ii) directors’ unvested restricted stock units (“RSUs”). The deferred stock units and RSUs do not have current voting or investment power.

(c)	Includes 150 shares held by his spouse.

(d)	Does not include 30,000 shares of common stock transferred to spouse under marital settlement agreement in which Mr. Mina disclaims beneficial ownership.

(e)	This number represents approximately 3.15 percent of the shares of Common Stock outstanding at the close of business on March 28, 2008.

Persons Owning More Than Five Percent of the Company’s Stock

The following table provides information on shareholders who beneficially own more than five percent of our Common Stock according to reports filed with the Securities and Exchange Commission (“SEC”). To the best of our knowledge, there are no other shareholders who beneficially own more than five percent of a class of the Company’s voting securities.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Class
Lazard Asset Management LLC	15,579,327(a	)	10.08%(a	)
30 Rockefeller Plaza
New York, NY 10112
Mackenzie Financial Corporation	13,739,244(b	)	8.90%(b	)
150 Bloor Street West, Suite M111
Toronto, Ontario M5S 3B5
Sasco Capital, Inc.	8,901,342(c	)	5.80%(c	)
10 Sasco Hill Road
Fairfield, CT 06824
Harris Associates L.P. and	8,393,500(d	)	5.43%(d	)
Harris Associates Inc.
Two North LaSalle Street, Suite 500
Chicago, IL 60602-3790
Lord, Abbett & Co. LLC	8,228,326(e	)	5.33%(e	)
90 Hudson Street
Jersey City, NJ 07302
First Pacific Advisors, LLC,	7,787,100(f	)	5.00%(f	)
Robert L. Rodriguez, and J. Richard Atwood
11400 West Olympic Blvd., Suite 1200
Los Angeles, CA 90064

Notes to Table on Persons Owning More than Five Percent of the Company’s Stock

(a)

Reflects shares beneficially owned as of December 31, 2007 according to an amended Schedule 13G filed with the SEC. As reported in this schedule, Lazard Asset Management LLC, an investment adviser, holds sole voting power with respect to 8,993,744 shares and sole dispositive power with respect to 15,579,327 shares.

(b)

Reflects shares beneficially owned as of December 31, 2007 according to Schedule 13G filed with the SEC. As reported in this schedule, Mackenzie Financial Corporation, an investment adviser, holds sole voting and dispositive power with respect to 13,739,244 shares.

(c)

Reflects shares beneficially owned as of December 31, 2007 according to Schedule 13G filed with the SEC. As reported in this schedule, Sasco Capital, Inc., an investment adviser, holds sole voting power with respect to 4,463,350 shares and sole dispositive power with respect to 8,901,342 shares.

(d)

Reflects shares beneficially owned as of December 31, 2007, according to Schedule 13G filed with the SEC by Harris Associates L.P. (“Harris”) and Harris Associates Inc. As reported in this schedule, Harris, an investment adviser, holds shared voting power with respect to 8,393,500 shares, sole dispositive power with respect to 1,293,500 shares, and shared dispositive power with respect to 7,100,000 shares. Harris also serves as investment adviser to the Harris Associates Investment Trust (the “Trust”). The Trust owns 7,100,000 shares, which are included as shares over which Harris has shared voting and dispositive power.

(e)	Reflects shares beneficially owned as of December 31, 2007, according to Amendment No. 5 to Schedule 13G filed with the SEC. As reported in this schedule, Lord, Abbett & Co. LLC, an investment adviser, holds sole voting power with respect to 7,845,626 shares and sole dispositive power with respect to 8,228,326 shares.

(f)

Reflects shares beneficially owned as of December 31, 2007, according to Schedule 13G filed with the SEC on behalf of First Pacific Advisors, LLC (“FPA”), an investment advisor, Robert L. Rodriguez and J. Richard Atwood, Managing Members of FPA. As reported in this schedule, FPA, Mr. Rodriguez and Mr. Atwood hold shared voting power with respect to 2,699,400 shares and shared dispositive power with respect to 7,787,100 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that our directors and executive officers file with the Securities and Exchange Commission reports of ownership and changes in ownership of Foot Locker’s Common Stock. Based on our records and other information, we believe that during the 2007 fiscal year, the directors and executive officers complied with all applicable SEC filing requirements.

CORPORATE GOVERNANCE INFORMATION

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines. The Board periodically reviews the guidelines and may revise them when appropriate. The Corporate Governance Guidelines are available on the corporate governance section of the Company’s corporate web site at http://www.footlocker-inc.com/IR_index.htm. You may also obtain a printed copy of the guidelines by writing to the Corporate Secretary at the Company’s headquarters.

Policy on Voting for Directors

Our Corporate Governance Guidelines provide that if a nominee for director in an uncontested election receives more votes “withheld” from his or her election than votes “for” election (a “Majority Withheld Vote”), then the director must offer his or her resignation for consideration by the Nominating and Corporate Governance Committee (the “Nominating Committee”). The Nominating Committee will evaluate the resignation, weighing the best interests of the Company and its shareholders, and make a recommendation to the Board of Directors on the action to be taken. For example, the Nominating Committee may recommend (i) accepting the resignation, (ii) maintaining the director but addressing what the Nominating Committee believes to be the underlying cause of the withheld votes, (iii) resolving that the director will not be re-nominated in the future for election, or (iv) rejecting the resignation. When making its determination, the Nominating Committee will consider all factors that it deems relevant, including (i) any stated reasons why shareholders withheld votes from the director, (ii) any alternatives for curing the underlying cause of the withheld votes, (iii) the director’s tenure, (iv) the director’s qualifications, (v) the director’s past and expected future contributions to the Board and to the Company, and (vi) the overall composition of the Board, including whether accepting the resignation would cause the Company to fail to meet any applicable Securities and Exchange Commission or New York Stock Exchange requirements. We will promptly disclose the Board’s decision on whether or not to accept the director’s resignation, including, if applicable, the reasons for rejecting the offered resignation.

Stock Ownership Guidelines

The Board of Directors has adopted Stock Ownership Guidelines. These guidelines cover the Board of Directors, the Chief Executive Officer, and Other Principal Officers, as follows:

•	Board of Directors. Each non-employee director must beneficially own shares of our Common Stock having a value of at least three times the annual retainer fee paid to the non-employee directors.

•	Chief Executive Officer. The CEO must beneficially own shares of our Common Stock having a value of at least four times his annual base salary.

•

Other Principal Officers. Other Principal Officers of the Company must beneficially own shares of our Common Stock having a value of at least two times their individual annual base salaries. The category of Other Principal Officers includes all corporate officers at the senior vice president level or higher and the chief executive officers of our operating divisions.

Shares of restricted stock, restricted stock units, and deferred stock units are counted towards beneficial ownership. Stock options are disregarded in calculating beneficial ownership.

The target date for full compliance with these guidelines is February 2011, which is five years after the effective date of these guidelines. Non-employee directors who are elected to the Board after February 2006, as well as employees who are elected or appointed after this date to positions covered by these guidelines, must be in compliance within five years after their initial election or appointment.

Committee Charters

The Board of Directors has adopted charters for the Audit Committee, the Compensation and Management Resources Committee, the Finance and Strategic Planning Committee, the Nominating and Corporate Governance Committee, and the Retirement Plan Committee. Copies of the charters for these committees are available on the corporate governance section of the Company’s corporate web site at http://www.footlocker-inc.com/IR_index.htm. You may also obtain printed copies of these charters by writing to the Corporate Secretary at the Company’s headquarters.

Director Independence

The Board believes that a significant majority of the members of the Board should be independent, as determined by the Board based on the criteria established by The New York Stock Exchange. Each year, the Nominating Committee reviews any relationships between outside directors and the Company that may affect independence. Currently, one of the current 10 members of the Board of Directors serves as an officer of the Company, and the remaining 9 directors are independent under the criteria established by The New York Stock Exchange.

Lead Director

James E. Preston has served as lead director since May 30, 2007. As lead director, Mr. Preston presides at executive sessions of the independent and non-management directors, reviews and provides input on the Board meeting agendas, and may perform other duties and responsibilities as the Board may determine.

Executive Sessions of Non-Management Directors

The Board of Directors holds regularly scheduled executive sessions of non-management directors. James E. Preston, as the lead director, presides at executive sessions of the independent and non- management directors.

Board Members’ Attendance at Annual Meetings

Although we do not have a policy on our Board members’ attendance at annual shareholders’ meetings, we encourage each director to attend these important meetings. The annual meeting is normally scheduled on the same day as a Board of Directors’ meeting. In 2007, 10 out of the 12 directors who were then serving attended the annual shareholders’ meeting.

New Director Orientation

We have an orientation program for new directors that is intended to educate a new director on the Company and the Board’s practices. At the orientation, the newly elected director generally meets with the Company’s Chief Executive Officer, the Chief Financial Officer, the General Counsel and Secretary, as well as with other senior financial officers of the Company, to review the business operations, financial matters, investor relations, corporate governance policies, and the composition of the Board and its committees. Additionally, he or she has the opportunity to visit our stores at the Company’s New York headquarters, or elsewhere, with a senior division officer for an introduction to store operations.

Payment of Directors Fees in Stock

The non-employee directors receive one-half of their annual retainer fees, including committee chair and lead director retainer fees, in shares of the Company’s Common Stock, with the balance payable in cash. Directors may elect to receive up to 100 percent of their fees in stock.

Director Retirement

The Board has established a policy in its Corporate Governance Guidelines that directors retire from the Board at the annual meeting of shareholders following the director’s 72nd birthday. As part of the Nominating Committee’s regular evaluation of the Company’s directors and the overall needs of the Board, the Nominating Committee may ask a director to remain on the Board for an additional period of time beyond age 72, or to stand for re-election after reaching age 72. However, a director may not remain on the Board beyond the date of the annual meeting of shareholders following his or her 75th birthday. As described on Page 53, the Board has waived the retirement policy for one director, James E. Preston, who currently serves as the lead director.

Change in a Director’s Principal Employment

The Board has established a policy that any director whose principal employment changes is required to advise the Chair of the Nominating and Corporate Governance Committee of this change. If requested, the director will submit a letter of resignation to the Chair of the Committee, and the Committee would then meet to consider whether to accept or reject the letter of resignation.

Communications with the Board of Directors

The Board has established a procedure for shareholders and other interested parties to send communications to the non-management members of the Board of Directors. Shareholders and other interested parties who wish to communicate directly with the non-management directors of the Company should send a letter to:

Board of Directors
c/o Secretary, Foot Locker, Inc.
112 West 34th Street
New York, NY 10120

The Secretary will promptly send a copy of the communication to the lead director, who may direct the Secretary to send a copy of the communication to the other non-management directors and may determine whether a meeting of the non-management directors should be called to review the communication.

A copy of the Procedures for Communications with the Board of Directors is available on the corporate governance section of the Company’s corporate web site at http://www.footlocker-inc.com/ IR_index.htm. You may obtain a printed copy of the procedures by writing to the Corporate Secretary at the Company’s headquarters.

Retention of Outside Advisors

The Board of Directors and all of its committees have authority to retain outside advisors and consultants that they consider necessary or appropriate in carrying out their respective responsibilities. The independent accountants are retained by the Audit Committee and report directly to the Audit Committee. In addition, the internal auditors are selected by the Audit Committee and are ultimately accountable to the Audit Committee. Similarly, consultants retained by the Compensation and Management Resources Committee to assist it in the evaluation of senior executives’ compensation report directly to that committee.

Code of Business Conduct

The Company has adopted a Code of Business Conduct for directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Accounting Officer. A copy of the Code of Business Conduct is available on the corporate governance section of the Company’s corporate web site at http://www.footlocker-inc.com/IR_index.htm. You may obtain a printed copy of the Code of Business Conduct by writing to the Corporate Secretary at the Company’s headquarters.

Any waivers of the Code of Business Conduct for directors and executive officers must be approved by the Audit Committee. We intend to disclose promptly amendments to the Code of Business Conduct and any waivers of the Code for directors and executive officers on the corporate governance section of the Company’s corporate website at http://www.footlocker-inc.com/IR_index.htm.

BOARD OF DIRECTORS

Organization and Powers

The Board of Directors has responsibility for establishing broad corporate policies, reviewing significant developments affecting Foot Locker, and monitoring the general performance of the Company. Our By-laws provide for a Board of Directors consisting of between 9 and 17 directors. The exact number of directors is determined from time to time by the entire Board. Our Board currently has 10 members. Christopher A. Sinclair advised the Board that he would not be standing for election as a director at the 2008 Annual Meeting, so his term as a director will end at the 2008 Annual Meeting of Shareholders. The Board has fixed the number of directors at 9 effective May 21, 2008 when Mr. Sinclair’s term as a director ends.

The Board of Directors held six meetings during 2007. All of our directors attended at least 75 percent of the meetings of the Board and committees on which they served in 2007.

Directors’ Independence

A director is considered independent under the rules of the The New York Stock Exchange if he or she has no material or immaterial relationship to the Company that would impair his or her independence. In addition to the independence criteria established by The New York Stock Exchange, the Board of Directors has adopted categorical standards to assist it in making its independence determinations regarding individual members of the Board. These categorical standards are contained in the Corporate Governance Guidelines, which are posted on the Company’s corporate web site at http://www.footlocker-inc.com/IR_index.htm.

The Board of Directors has determined that the following categories of relationships are immaterial for purposes of determining whether a director is independent under the listing standards adopted by The New York Stock Exchange.

Categorical Relationship	Description

Investment Relationships with the Company	A director and any family member may own equities or other securities of the Company.

Relationships with Other Business Entities

A director and any family member may be a director, employee (other than an executive officer), or beneficial owner of less than 10 percent of the shares of a business entity with which the Company does business, provided that the aggregate amount involved in a fiscal year does not exceed the greater of $1,000,000 or 2 percent of either that entity’s or the Company’s annual consolidated gross revenue.

Relationships with Not-for-Profit Entities

A director and any family member may be a director or employee (other than an executive officer or the equivalent) of a not-for-profit organization to which the Company (including the Foot Locker Foundation) makes contributions, provided that the aggregate amount of the Company’s contributions in any fiscal year do not exceed the greater of $1,000,000 or 2 percent of the not- for-profit entity’s total annual receipts.

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that the following directors are independent under the rules of The New York Stock Exchange because they have no material or immaterial relationship to the Company that would impair their independence:

Nicholas DiPaolo	David Y. Schwartz
Alan D. Feldman	Christopher A. Sinclair
Jarobin Gilbert Jr.	Cheryl Turpin
Matthew M. McKenna	Dona D. Young
James E. Preston

Purdy Crawford and Philip H. Geier Jr. served as directors of the Company during 2007 until their retirement on May 30, 2007. The Board determined, upon the recommendation of the Nominating and Corporate Governance Committee, that both Mr. Crawford and Mr. Geier were independent under the rules of The New York Stock Exchange through their retirement because they had no material or immaterial relationship to the Company that would impair their independence.

In making its decisions on independence, the Board of Directors considered the following relationships between the Company and organizations with which the current and retired members of our Board are affiliated:

•

Matthew M. McKenna was an executive officer of PepsiCo, Inc. through December 31, 2007. Our direct-to-customers business had an internet marketing arrangement with a division of PepsiCo and a third party in 2007. We indirectly received from the PepsiCo division approximately $637,500 under this arrangement in 2007. In addition, we paid a division of PepsiCo approximately $80,000 in 2007 for products sold through our catalogs. The Board has determined that this relationship was immaterial and would not impair Mr. McKenna’s independence because the amounts involved are not material to either company and the transactions were conducted in the ordinary course of business.

•	David Y. Schwartz, Cheryl Turpin, and Dona D. Young are non-employee directors of companies with which Foot Locker does business. The Board has determined that Mr.

Schwartz’s, Ms. Turpin’s, and Mrs. Young’s relationships meet the categorical standard for Relationships with Other Business Entities and are immaterial for determining independence.

•

Purdy Crawford, who retired from the Board in May 2007, is counsel to the Toronto law firm of Osler, Hoskin & Harcourt LLP (“OH&H”), a firm that has provided legal services to the Company. Mr. Crawford advised the Company that, while OH&H provided him with an office and administrative support, the firm provided him with no remuneration in 2007. The Board has determined that Mr. Crawford was independent because he received no direct compensation from OH&H, he was not an employee, equity partner, or manager of OH&H, and he was not involved in the provision of services to the Company.

•

Philip H. Geier Jr., who retired from the Board in May 2007, is a member of the Board of Trustees of a not-for-profit organization to which the Company and the Foot Locker Foundation made contributions in 2007. The Board has determined that Mr. Geier’s relationship meets the categorical standard for Relationships with Not-for-Profit Entities and is not material for determining independence.

•

The Board of Directors, upon the recommendation of the Nominating and Corporate Governance Committee, has determined that Matthew D. Serra is not independent because Mr. Serra is an executive officer of the Company.

The Board of Directors has determined that all members of the Audit Committee, the Compensation and Management Resources Committee and the Nominating and Corporate Governance Committee are independent as defined under the listing standards of The New York Stock Exchange and the director independence standards adopted by the Board.

Committees of the Board of Directors

The Board has delegated certain duties to committees, which assist the Board in carrying out its responsibilities. There are six standing committees of the Board. Each director serves on at least two committees. The committee memberships, the number of meetings held during 2007, and the functions of the committees are described below.

Audit Committee	Compensation and Management Resources Committee	Finance and Strategic Planning Committee	Nominating and Corporate Governance Committee	Retirement Plan Committee	Executive Committee
N. DiPaolo*	J. Preston*	C. Sinclair*	J. Gilbert Jr.*	J. Gilbert Jr.*	M. Serra***
J. Gilbert Jr.	A. Feldman	N. DiPaolo	J. Preston	N. DiPaolo	N. DiPaolo
M. McKenna	C. Sinclair	A. Feldman	C. Turpin	R. McHugh**	J. Gilbert Jr.
D. Schwartz	C. Turpin	M. McKenna	D. Young	L. Petrucci**	J. Preston
D. Young		D. Schwartz		M. Serra**	C. Sinclair

*	Designates Committee Chair

**	Designates Executive Officer of the Company

***	Designates Committee Chair and Executive Officer of the Company

Audit Committee

The committee held eight meetings in 2007. The Audit Committee has a charter, which is available on the corporate governance section of our corporate web site at http://www.footlocker-inc.com/ IR_index.htm. The report of the Audit Committee appears on Page 56.

This committee appoints the independent accountants and the internal auditors and is responsible for approving the independent accountants’ and internal auditors’ compensation. This committee also assists the Board in fulfilling its oversight responsibilities in the following areas:

•	accounting policies and practices,

•	the integrity of the Company’s financial statements,

•	compliance with legal and regulatory requirements,

•	the qualifications, independence, and performance of the independent accountants, and

•	the qualifications and performance of the internal audit function.

The Audit Committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters.

The Board of Directors has determined that the Company has at least one audit committee financial expert, as defined under the rules of the Securities Exchange Act of 1934, serving on the Audit Committee. David Y. Schwartz has been designated as the audit committee financial expert. Mr. Schwartz is independent under the rules of The New York Stock Exchange and the Securities Exchange Act of 1934.

Compensation and Management Resources Committee

The Compensation and Management Resources Committee (the “Compensation Committee”) held four meetings in 2007. The committee has a charter, which is available on the corporate governance section of the Company’s corporate web site at http://www.footlocker-inc.com/IR_index.htm.

The Compensation Committee determines all compensation for the Company’s executive management group, which consists of the executive officers and corporate officers, and determines significant elements of the compensation of the chief executive officers of our operating divisions. Decisions regarding equity compensation for other employees are also the Compensation Committee’s responsibility. Decisions regarding non-equity compensation of the Company’s other associates are made by the Company’s management.

The Compensation Committee also administers Foot Locker’s various compensation plans, including the incentive plans, the equity-based compensation plans, the employees stock purchase plan, and the deferred compensation plan. Committee members are not eligible to participate in any of these plans. This committee also reviews and makes recommendations to the Board of Directors concerning executive development and succession, including for the position of Chief Executive Officer.

The Compensation Committee normally holds two meetings each year to review and approve the executive compensation program, the Chief Executive Officer’s compensation, annual salaries and bonuses for the executive management group and division CEOs, and to grant equity awards. In addition, at another meeting during the year, the committee reviews directors’ compensation and makes recommendations to the Nominating and Corporate Governance Committee concerning the form and amount of directors’ compensation. Additional meetings of the Compensation Committee may be called during the year as necessary.

The Compensation Committee has retained Mercer as its consultant on executive compensation matters and, with regard to executive and director compensation, Mercer reports directly to the Compensation Committee. Mercer also advises the committee on non-employee director compensation matters, including payment levels and trends. In preparing its material for the committee, Mercer consults with the Company’s Chairman of the Board and Chief Executive Officer, Senior Vice President–Human Resources, Senior Vice President and General Counsel, and Vice President–Human Resources. Separately, the Company retains Mercer for outsourcing services related to the administration of our U.S. and Canadian pension plans.

Compensation Committee meeting agendas are developed by the committee chair in consultation with the Chief Executive Officer and the Corporate Secretary. Committee members may suggest agenda items by communicating with one of these individuals. Agendas and related materials are circulated to Committee members prior to meetings. The committee chair regularly reports on the committee’s meetings to the full Board. The Company’s CEO, Senior Vice President and General Counsel, Senior Vice President–Human Resources, Vice President–Human Resources, and Vice President and Associate General Counsel generally attend all meetings of the committee.

The Compensation Committee has the authority to delegate authority and responsibilities as it considers appropriate. The committee has delegated to the Committee Chair the authority to approve stock option grants between meetings of the committee. This authority is limited to executives who are not subject to Section 16 of the Securities Exchange Act of 1934 and is further limited to individual option awards of 25,000 shares or less.

The Company’s Corporate Human Resources Department and the Corporate Secretary’s staff support the Compensation Committee in performing its duties.

Compensation Committee Interlocks and Insider Participation

Purdy Crawford, Alan D. Feldman, Philip H. Geier Jr., James E. Preston, Christopher A. Sinclair and Cheryl Turpin served on the Compensation and Management Resources Committee during 2007. Messrs. Crawford and Geier retired at the 2007 annual shareholders’ meeting. None of the committee members was an officer or employee of the Company or any of its subsidiaries, and there were no interlocks with other companies within the meaning of the SEC’s proxy rules.

Executive Committee

The Executive Committee did not meet in 2007. Except for certain matters reserved to the Board, this committee has all of the powers of the Board in the management of the business of the Company during intervals between Board meetings.

Finance and Strategic Planning Committee

The Finance and Strategic Planning Committee held four meetings in 2007. This committee reviews the overall strategic and financial plans of the Company, including capital expenditure plans, proposed debt or equity issues of the Company, and the Company’s capital structure. The committee also considers and makes recommendations to the Board of Directors concerning dividend payments and share repurchases, and reviews acquisition and divestiture proposals.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee held three meetings in 2007. This committee has responsibility for overseeing corporate governance matters affecting the Company, including developing and recommending criteria and policies relating to service and tenure of directors. The committee is responsible for collecting the names of potential nominees to the Board, reviewing the background and qualifications of potential candidates for Board membership, and making recommendations to the Board for the nomination and election of directors. The committee also reviews membership on the Board committees and makes recommendations on committee members and chairs. In addition, the committee reviews recommendations from the Compensation and Management Resources Committee and makes recommendations to the Board concerning the form and amount of directors’ compensation.

The Nominating and Corporate Governance Committee may establish criteria for candidates for Board membership. These criteria may include area of expertise, diversity of experience, independence, commitment to representing the long-term interests of the Company’s stakeholders, and other relevant factors, taking into consideration the needs of the Board and the Company and the mix of expertise and experience among current directors. From time to time the committee may retain the services of a third party search firm to identify potential director candidates.

The committee will consider nominees to the Board of Directors recommended by shareholders that comply with the provisions of the Company’s By-Laws and relevant law, regulation, and stock exchange rules. The procedures for shareholders to follow to propose a potential director candidate are described on Page 59.

After a potential nominee is identified, the Committee Chair will review his or her biographical information and discuss with the other members of the committee whether to request additional information about the individual or to schedule a meeting with the potential candidate. The committee’s screening process for director candidates is the same regardless of the source who identified the potential candidate. The committee’s determination on whether to proceed with a formal evaluation of a potential candidate is based on the person’s experience and qualifications, as well as the current composition of the Board and its anticipated future needs.

Retirement Plan Committee

The Retirement Plan Committee held four meetings in 2007. This committee is responsible for supervising the investment of the assets of the Company’s United States retirement plans and appointing, reviewing the performance of and, if appropriate, replacing, the trustee of the Company’s pension trust and the investment manager responsible for managing the funds of the trust. The committee also has certain administrative responsibilities for our United States retirement plans.

RELATED PERSON TRANSACTIONS

Policies and Procedures

We individually inquire of each of our directors and executive officers about any transactions in which Foot Locker and any of these related persons or their immediate family members are participants. We also make inquiries within the Company’s records for information on any of these kinds of transactions. Once we gather the information, we then review all relationships and transactions in which Foot Locker and any of our directors, executive officers or their immediate family members are participants to determine, based on the facts and circumstances, whether the Company or the related persons have a direct or indirect material interest. The General Counsel’s office coordinates the related party review process. The Nominating and Corporate Governance Committee reviews any reported transactions involving directors and their immediate families in making its recommendation to the Board of Directors on the independence of the directors.

Related Person Transactions

Foot Locker and its subsidiaries have had transactions in the normal course of business with various other organizations, including certain organizations whose directors or officers are also directors of Foot Locker. However, the amounts involved in these transactions have not been material in relation to our business, and it is believed that these amounts have not been material in relation to the businesses of the other organizations. In addition, it is believed that these transactions have been on terms no less favorable to the Company than if they had been entered into with disinterested parties. It is anticipated that transactions with such other organizations will continue in the future. Mr. Serra’s son-in-law is employed as a buyer in the Company’s Foot Locker division, and the Company provided compensation and benefits to him in 2007 of approximately $143,000.

DIRECTORS’ COMPENSATION AND BENEFITS

Summary

Non-employee directors are paid an annual retainer fee and meeting fees for attendance at each Board and committee meeting. The lead director and the committee chairs are paid an additional retainer fee for service in these capacities. We do not pay additional compensation to any director who is also an employee of the Company for service on the Board or any committee. The following table summarizes the fees paid to the non-employee directors.

Annual Retainer	$100,000

The annual retainer is payable 50 percent in cash and 50 percent in shares of our Common Stock. Directors may elect to receive up to 100 percent of their annual retainer, including committee chair retainer, in stock.

We calculate the number of shares paid to the directors for their annual retainer by dividing their retainer fee by the closing price of a share of our stock on the last business day preceding the July 1 payment date.

Committee Chair Retainers	$20,000: Audit Committee
$10,000: Compensation and Management Resources Committee
$10,000: Finance and Strategic Planning Committee
$10,000: Nominating and Corporate Governance Committee
$10,000: Retirement Plan Committee
N/A: Executive Committee
The committee chair retainers are paid in the same form as the annual retainer.

Lead Director	$50,000 payable in the same form as the annual retainer.

Meeting Fees	$1,500 for attendance at each Board and committee meeting.

Stock Option Grant

In 2007, the directors received a stock option award on the first business day of the fiscal year. The number of options granted was calculated by dividing $50,000 by the average of the high and low prices of a share of the Company’s Common Stock on the date of grant. The per-share exercise price of each stock option granted was equal to the fair market value of a share of Common Stock on the date of grant. The options fully vest one year following the date of grant. Vested options may be exercised for ten years from the date of grant; however, no option may be exercised more than one year following the termination of a person’s service as a director.

In fiscal 2008, the directors received a grant of 3,704 restricted stock units (“RSUs”) instead of a stock option grant. The number of RSUs granted was calculated by dividing $50,000 by the closing price of a share of our stock on the date of grant. The RSUs will vest in February 2009. Each RSU represents the right to receive one share of the Company’s common stock on the vesting date.

Deferral Election

Non-employee directors may elect to receive all or a portion of the cash component of their annual retainer fee, including committee chair retainers, in the form of deferred stock units or to have these amounts placed in an interest account. Directors may also elect to receive all or part of the stock component of their annual retainer fee in the form of deferred stock units. The interest account is a hypothetical investment account bearing interest at the rate of 120 percent of the applicable federal long-term rate, compounded annually, and set as of the first day of each plan year. A stock unit is an accounting equivalent of one share of the Company’s Common Stock.

Miscellaneous

Directors and their immediate families are eligible to receive the same discount on purchases of merchandise from our stores, catalogs and Internet sites that is available to Company employees. The Company reimburses non-employee directors for their reasonable expenses in attending meetings of the Board and committees, including their transportation expenses to and from meetings, hotel accommodations, and meals.

Fiscal 2007 Director Compensation

The amounts paid to each non-employee director for fiscal 2007, including amounts deferred under the Company’s stock plans, and the options granted to each director are reported in the tables below.

DIRECTOR COMPENSATION

(a)	(b)	(c)		(d)	(e)	(f)
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)		Option Awards ($)(2)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	Total ($)
P. Crawford (4)	7,513	49,987		10,680	—	68,180
N. DiPaolo	92,670	55,830		10,680	—	159,180
A. Feldman	13,503	99,997		10,680	—	124,180
P. Geier Jr. (4)	28,348	20,819		10,680	—	59,847
J. Gilbert Jr.	90,006	59,994		10,680	4,988	165,668
M. McKenna	24,003	99,997		10,680	—	134,680
J. Preston	89,686	69,564		10,680	—	169,930
D. Schwartz	77,000	54,331	(5)	10,680	—	142,011
C. Sinclair	77,520	54,980		10,680	—	143,180
C. Turpin	18,583	106,938	(6)	10,680	—	136,201
D. Young	24,000	108,663	(5)	10,680	—	143,343

Notes to Director Compensation Table

(1)

Column (c) reflects the compensation expense recognized by the Company for the portion of the 2007 annual retainer fees and committee chair retainer fees paid in shares of the Company’s common stock or deferred by the director. In 2007, we made the annual stock payment to each director on July 2. Under the terms of the 2007 Stock Incentive Plan, the stock payment was valued at the closing price of a share of the Company’s common stock on June 29, which was $21.80. The 2007 expense is equal to the number of shares received or deferred by the director multiplied by $21.80, the grant date fair value of the payment under FAS 123R. Directors who deferred the stock portion of their annual retainer were credited with deferred stock units on the annual payment date valued at $21.80 per unit.

The amounts in this column also include the fiscal 2007 compensation expense for (i) dividend equivalents credited to three directors during the year on the quarterly dividend payment dates, valued at the fair market value of the Company’s common stock on the dividend payment dates and (ii) stock units credited to one director during the year on the cash retainer payment date valued at the fair market value on the payment date. The total number of deferred stock units credited to directors’ accounts in fiscal 2007, as well as the total number of units held at the end of fiscal 2007, is shown in the following table:

Director	05/04/07 FMV: $24.105	07/02/07 FMV: $21.80	08/03/07 FMV: $17.06	11/02/07 FMV: $14.35	01/08/08 FMV: $11.84	02/01/08 FMV: $13.94	Total # of Units Credited in 2007	Total # of Units Held at 02/02/08
D. Schwartz	35.5843	2,293.5779	67.345	80.6497	—	83.7449	2,560.9018	9,422.9817
C. Turpin	31.3817	4,587.1559	78.1814	93.627	527.8716	101.9537	5,420.1713	11,471.8275
D. Young	71.1686	4,587.1559	134.69	161.2994	—	167.4899	5,121.8038	18,845.9645

(2)

Column (d) represents the fiscal 2007 compensation expense recognized for financial statement reporting purposes for the fair value of the stock options granted to the nonemployee directors in 2007. As provided under the SEC’s rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions, please refer to Note 23 to the Company’s financial statements in our 2007 Form 10-K. The grant date fair value was calculated under FAS 123R.

(3)

The following table provides additional information on the stock options granted during 2007 to the directors and the outstanding stock options held by them at the end of the 2007 fiscal year. The grant date fair value of the stock option awards was $4.88 per share. The grant date fair value was calculated under FAS 123R.

Name	Stock Options Granted on 2/5/2007 (#)	Exercise Price ($)	Grant Date Fair Value of Stock Options Granted in 2007 ($)	Options Outstanding on 2/2/2008 (#)
P. Crawford(4)	2,208	22.635	10,768	23,312
N. DiPaolo	2,208	22.635	10,768	16,542
A. Feldman	2,208	22.635	10,768	6,314
P. Geier Jr.(4)	2,208	22.635	10,768	23,312
J. Gilbert Jr.	2,208	22.635	10,768	25,520
M. McKenna	2,208	22.635	10,768	4,287
J. Preston	2,208	22.635	10,768	25,520
D. Schwartz	2,208	22.635	10,768	25,520
C. Sinclair	2,208	22.635	10,768	25,520
C. Turpin	2,208	22.635	10,768	20,815
D. Young	2,208	22.635	10,768	20,815

(4)	Retired as a director on May 30, 2007. Options granted in 2007 were cancelled as of his retirement date.

(5)	Stock payment deferred in the form of stock units issued under Foot Locker’s stock plan.

(6)	Stock payment and portion of cash payment for fiscal 2007 services deferred under Foot Locker’s stock plan.

Directors’ Retirement Plan

The Directors’ Retirement Plan was frozen as of December 31, 1995. Consequently, only Jarobin Gilbert Jr. and James E. Preston are entitled to receive a benefit under this plan when their service as directors ends because they had completed at least five years of service as directors on December 31, 1995. Messrs. Gilbert and Preston will receive an annual retirement benefit of $24,000 for a period of 10 years after they leave the Board or until their death, if sooner.

Directors and Officers Indemnification and Insurance

We have purchased directors and officers liability and corporation reimbursement insurance from a group of insurers comprising ACE American Insurance Co., St. Paul Mercury Insurance, RLI Insurance Co., Federal Insurance Co., AIG Cat Excess Liability International, Allied World Assurance Company, Ltd., and XL Bermuda Ltd. These policies insure the Company and all of the Company’s wholly owned subsidiaries. They also insure all of the directors and officers of the Company and the covered subsidiaries. The policies were written for a term of 13 months, from September 12, 2007 until October 12, 2008. The total annual premium for these policies, including fees, is $1,558,182. Directors and officers of the Company, as well as all other employees with fiduciary responsibilities under the Employee Retirement Income Security Act of 1974, as amended, are insured under policies issued by a group of insurers comprising Arch Insurance Co., St. Paul Mercury Insurance Co., Continental Casualty Co. and RLI Insurance Co., which have a total premium, including fees, of $483,168 for the 13-month period ending October 12, 2008.

The Company has entered into indemnification agreements with its directors and officers, as approved by shareholders at the 1987 annual meeting.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This is a discussion and analysis of our compensation program as it applies to the executive officers named in the Summary Compensation Table on Page 29.

Summary

In 2007, we took the following actions with regard to compensation for our named executive officers:

•

We increased the annual base salaries of two of the named executive officers (Mr. Mina and Mr. McHugh) by $25,000 each. The base salaries of the other named executive officers remained unchanged from 2006.

•

As the Company did not achieve the performance targets for 2007 established by the Compensation and Management Resources Committee (“Compensation Committee”) under the Annual Incentive Compensation Plan, we did not pay annual bonuses to any of our named executive officers.

•

As the Company did not achieve the performance targets established by the Compensation Committee in 2005 under the Long-Term Incentive Compensation Plan for the 2005-2007 performance period, we did not pay long-term bonuses to any of our named executive officers.

•

For 2007, we increased the target pay-out under the annual bonus plan for all of the named executive officers other than the Chief Executive Officer from 50 percent to 75 percent of base salary. The Chief Executive Officer’s target pay-out remained 125 percent of base salary.

•

We made stock option awards to each of the named executive officers—48,500 shares to the Chief Executive Officer; 30,000 shares to each of the President—U.S.A. and the President—International; and 20,000 shares to each of the two senior vice presidents. These options were priced at fair market value on the date of grant ($23.42 per share) and vest in three equal installments on the first, second, and third anniversary of the grant date.

•

We made restricted stock awards to each of the named executive officers—100,000 shares to the Chief Executive Officer; 40,000 shares to the President—U.S.A. and 20,000 shares to the President—International (who had received a restricted stock grant in late 2006 at the time of his promotion to that position); and 40,000 shares to each of the senior vice presidents. With regard to all of the named executive officers other than Mr. Serra, the restrictions on these shares lapse if the executive continues to be employed by us for three years from the date of grant. The restrictions on Mr. Serra’s shares lapse on January 30, 2010, the final day of the term of his current employment contract, provided he continues to be employed by us on that date.

Objectives of our compensation program

The objectives of our compensation program are to attract, motivate, and retain talented retail industry executives in order to maintain and enhance the Company’s performance and its return to shareholders. The Compensation Committee, currently composed of four independent directors, oversees the compensation program.

What is our compensation program designed to reward and not reward?

We have designed our compensation program to align the financial interests of our executives, including the named executive officers, with those of our shareholders. For that reason, it is designed to reward the overall effort and contribution of our executives as measured by the Company’s performance in relation to targets established by the Compensation Committee, more than individual performance. Key concepts underlying our program are:

•	Executive compensation should be balanced between annual and long-term compensation and between cash and equity-based compensation (stock options and restricted stock).

•

The compensation program should reward both efforts to increase the Company’s share price and the achievement of performance factors that contribute to the Company’s long-term health and growth (even if not immediately translated into increases in share price).

•	A substantial portion of the compensation of our executives, whether paid out currently or on a long-term basis, should be dependent on the Company’s performance or the performance of its stock.

•	More-senior executives should have a greater portion of their compensation at risk, whether through performance-based bonus programs or through stock price appreciation.

Elements of compensation

The elements of compensation for the named executive officers are:

•	base salary

•	performance-based annual cash bonus

•	performance-based long-term bonus, payable in cash or stock

•	long-term equity-based compensation consisting of stock options and restricted stock

•	retirement and other benefits

•	perquisites

Why do we pay each element of compensation and how do we determine the amount for each element of compensation, or the formula that determines the amount?

We establish benchmarks for base salary and total compensation for each named executive officer based upon a study conducted by Mercer, a nationally recognized compensation consultant that, for executive compensation purposes, reports directly to our Compensation Committee. These benchmarks are based upon compensation for comparable positions at national retail companies with annual sales of $1 billion to $10 billion. The Compensation Committee, with the advice of Mercer, has determined that these companies are the appropriate peer group for executive compensation purposes based upon the nature of their business, their revenues, and the pool from which they recruit their executives. The 20 companies included in the study that the Compensation Committee reviewed in setting 2007 compensation for the named executive officers were:

Abercrombie & Fitch	American Eagle Outfitters Inc.
AnnTaylor Stores Corp.	Borders Group Inc.
Brown Shoe Company, Inc.	Charming Shoppes
Claires Stores Inc.	Dick’s Sporting Goods Inc
Dillards Inc.	Dollar General Corp.
Family Dollar Stores	Finish Line Inc.
Genesco Inc.	Limited Brands Inc.
PayLess ShoeSource Inc.	RadioShack Corp.
Ross Stores Inc.	Saks Inc.
Talbots Inc.	Timberland Co.

Two companies that were included in the peer group in 2006—Reebok International Limited and Sports Authority Inc.—ceased to be publicly traded companies and were not included in the peer group in 2007. No companies were added to the peer group. The name of PayLess ShoeSource, Inc. has subsequently been changed to Collective Brands, Inc.

The goal of the Compensation Committee is for the total compensation of each named executive officer to approximate the 75th percentile of comparable peer group compensation if the Company achieves its performance targets, with an opportunity to exceed that for outstanding performance, and with compensation falling closer to the median if the Company does not achieve its performance targets. The Compensation Committee established this goal based upon the Company’s size in relation to the other companies in the peer group and the relative complexity of our business, which includes multiple retail divisions, a direct-to-customer business, and a significant international business with operations in 21 countries.

Base Salaries

We pay base salaries to provide our named executive officers with current, regular compensation that is appropriate to their position, experience, and responsibilities. We benchmark base salaries for each named executive officer, other than the Chief Executive Officer, at approximately the 75th percentile of the peer companies included in the annual Mercer study, and the base salaries of the named executive officers, other than the Chief Executive Officer, approximate this benchmark. The Compensation Committee has benchmarked the Chief Executive Officer’s base salary at the 90th percentile of the peer companies in light of his experience, length of service, and other opportunities that are available to him in the retail sector. We pay higher base salaries to those named executive officers with greater overall responsibility.

Performance-Based Annual Cash Bonus

We pay performance-based annual cash bonuses to our named executive officers under the Annual Incentive Compensation Plan (“Annual Bonus Plan”) in order to provide incentive for them to work toward the Company’s achievement of annual performance goals established by the Compensation Committee.

Target payments under the Annual Bonus Plan for named executive officers were set for 2007 as follows:

	Target	Annual Bonus Range
Chief Executive Officer	125% of Base Salary	31.25 % to 200% of Base Salary
Other Named Executive Officers	75% of Base Salary	18.75% to 131.25% of Base Salary

If the Company does not achieve threshold performance, as was the case in 2007, then no annual bonus is paid. Executives who do not receive a “meets expectations” rating or higher in their annual performance review are normally ineligible to receive an annual bonus payment for that year.

In 2007, the Compensation Committee increased the target payment under the Annual Bonus Plan for the named executive officers other than the Chief Executive Officer to 75 percent of base salary from 50 percent after having reviewed the likely status of pay-outs under the Company’s incentive plans, including the Long-Term Plan, for 2007 and considering the need to provide appropriate financial incentive to the Company’s senior executive group. This also resulted in an increase in both threshold and maximum payment levels for this group. The Chief Executive Officer’s payment levels were unchanged from the prior year. The Compensation Committee expects to review the appropriate target payment under the Annual Bonus Plan each year.

Our Annual Bonus Plan allows the Compensation Committee, in establishing performance targets under the plan, to choose one or more performance measures from a list of nine factors that have been approved by our shareholders. For 2007, for the named executive officers other than Mr. Halls, the Compensation Committee established a performance target under the Annual Bonus Plan based upon the Company’s achievement of prescribed levels of pre-tax income and return-on-invested-capital. Seventy percent of a participant’s award is based upon the pre-tax income target and 30 percent on the return-on-invested-capital target. All bonus targets and calculations are based on pre-tax income from continuing operations. The Annual Bonus Plan targets for 2007 were as follows:

	Threshold	Target	Maximum
Pre-tax income	$359.1 million	$399 million	$478.8 million
Return-on-invested-capital	7.8%	8.4%	9.6%

Thus, if the Company had achieved pre-tax income of $399 million and return-on-invested-capital of 8.4 percent in 2007, the Chief Executive Officer would have received an annual bonus of 125 percent of his base salary and the other named executive officers (other than Mr. Halls) would have received annual bonuses of 75 percent of base salary. Bonus pay-outs are calculated on the basis of straight-line interpolation between the threshold, target, and maximum points. As the Company achieved neither the threshold level of pre-tax income nor the threshold level of return-on-invested-capital in 2007, we did not pay bonuses to corporate participants in the Annual Bonus Plan for 2007.

Mr. Halls’s target under the Annual Bonus Plan for 2007 was based upon the achievement by the operating divisions for which he has responsibility of a prescribed level of division profit. Division profit is a non-GAAP financial measure. It reflects income from continuing operations before income taxes, corporate expense, non-operating income, and net interest expense. A reconciliation of division profit to income from continuing operations is contained in the segment information footnote to our financial statements.

One of the performance measures we use in determining annual bonuses, return-on-invested-capital (ROIC), is also a non-GAAP financial measure. For purposes of calculating the annual bonus, we define ROIC as follows:

ROIC = Operating Profit after Taxes
Average Invested Capital

Operating Profit after Taxes (Numerator)=	Average Invested Capital (Denominator)=

Pre-tax income	Average total assets

+/- interest expense/income	- average cash, cash equivalents, and short-term investments

+ implied interest portion of operating lease payments	- average year-end inventory

+/- Unusual/non-recurring items	+ 13-month average inventory

= Earnings before interest and taxes (EBIT)	+ average estimated asset base of capitalized operating leases

- Estimated income tax expense	= Average Invested Capital

= Operating Profit after Taxes

Certain items used in the calculation of ROIC, such as the implied interest portion of operating lease payments, certain unusual or non-recurring items, average estimated asset base of capitalized operating leases, and 13-month average inventory, while calculated from the financial records of the Company, cannot be calculated from our audited financial statements. Prior to the Compensation Committee determining whether bonus targets have been achieved, the Company’s independent registered public accounting firm, at the request, and for the restricted use, of the Compensation Committee, reviews the bonus calculations.

The performance targets established by the Compensation Committee are based upon the business plan and budget reviewed and approved each year by the Finance and Strategic Planning Committee and the Board of Directors. We believe that these targets are reasonably demanding as evidenced by our pay-out history over the past five years. During that time, we have paid an annual bonus to corporate officers between threshold and target once, between target and maximum twice, and we have paid no annual bonus twice.

Performance-Based Long-Term Bonus

We pay performance-based long-term bonuses to our named executive officers under our Long-Term Incentive Compensation Plan (“Long-Term Plan”) in order to provide incentive for them to work toward the Company’s achievement of performance goals established by the Compensation Committee for each three-year performance period. While bonuses under the Long-Term Plan may be paid in either cash or stock, in recent years, we have made these payments in cash.

For many years, target payments under the Long-Term Plan for senior corporate officers have been at the following levels:

Target	Range of Payments
90% of Initial Base Salary	22.5% to 180% of Initial Base Salary

If the Company does not achieve threshold performance, as was the case for the 2005-2007 performance period, then no long-term bonus is paid.

Pay-out levels are based on an executive’s rate of base salary payable in the first year of the three-year performance period. For example, if an executive’s base salary is set at $500,000 at the time executive salaries are reviewed in the first year of the performance period, that executive’s target pay-out under the Long-Term Plan would be $450,000.

Our Long-Term Plan allows the Compensation Committee, in establishing performance targets under the plan, to choose one or both of consolidated net income or return-on-invested-capital, factors approved by our shareholders. In 2007, the Committee established a performance target for the 2007-2009 performance period under the long-term plan based upon return-on-invested capital. Off of the planned invested capital base, the Company must achieve 80 percent of target after-tax income before a threshold-level bonus is paid, and the maximum pay-out level is reached if after-tax income reaches 120 percent of target. It should be noted that the actual invested capital base will also fluctuate, and the final pay-out for the performance period will also depend upon the invested capital base achieved during the period. Return-on-invested-capital is calculated using the same methodology as is used for the Annual Bonus Plan, as described on Page 22, except that, in addition, long-term bonus expense is excluded from the operating profit calculation.

These performance targets are based upon the business plan and budget for the three-year period reviewed and approved by the Finance and Strategic Planning Committee and the Board of Directors. We believe that these targets are reasonably demanding as evidenced by our pay-out history over the last five years. During that time, we have paid long-term bonuses between threshold and target once, between target and maximum three times, and there has been no pay-out once.

In 2005, the Compensation Committee established the following return-on-invested-capital target for the 2005-2007 performance period under the Long-Term Plan:

	Threshold	Target	Maximum
Three-year average return-on-invested-capital	9.2%	10.9%	12.5%

As the Company did not achieve the threshold level of return-on-invested capital for the performance period, we did not pay long-term bonuses to the participants in the Long-Term Plan, including the named executive officers, for the 2005-2007 performance period.

We do not have a formal policy with regard to the adjustment or recovery of bonus payments if it is determined, at a future date, that the relevant performance measures upon which the payments are based are restated or adjusted. We have not had this situation arise, and if it were to arise, we would expect to make an evaluation at that time based upon the circumstances and the role of each individual executive in the events that gave rise to the restatement or adjustment.

Under normal circumstances, the Compensation Committee has no discretion to increase annual or long-term bonus payments, which are formula-driven based upon company performance, and our program for the named executive officers does not provide for discretionary adjustments based upon individual performance. The Compensation Committee has not adjusted, either upward or downward, any of the annual or long-term bonus payments to the named executive officers shown in the summary compensation table from pay-outs calculated based upon the applicable formula. The Committee has limited authority when determining bonus payments, consistent with Section 162(m) of the Internal Revenue Code, to disregard certain events that it determines to be unusual or non-recurring. When establishing the targets, the Committee normally specifies certain items that it considers to be unusual or non-recurring, and these events, if they occur, are automatically excluded when calculating payments. For example, in recent years targets have excluded the effect of acquisitions or dispositions, any non-cash impairment charges under Financial Accounting Standard No. 144, and changes in accounting and tax rules.

Long-Term Equity-Based Awards

A. Stock Options

We make stock option awards to our named executive officers in order to strengthen the tie between an officer’s compensation opportunity and the shareholders’ interest in increasing the value of our common stock. Until the organizational meeting of the Board of Directors following the 2007 Annual Meeting, equity-based awards, including stock option awards, were the responsibility of the Compensation Committee’s Stock Option Plan Subcommittee, which was composed entirely of independent directors. Since then, equity-based awards have been the responsibility of the Compensation Committee, which is also composed entirely of independent directors. The annual stock option and restricted stock awards for 2007 were made in March 2007 and were made by the Stock Option Plan Subcommittee. For ease of understanding, in the discussion that follows, we will refer to the Compensation Committee having certain responsibilities or taking certain actions with regard to equity-based awards. Prior to May 30, 2007, however, those responsibilities were vested in, and actions taken by, the Subcommittee.

Stock option awards of the same size are normally made each year to executives holding comparable positions. The Compensation Committee awards stock options with exercise prices equal to the fair market value of our stock on the date of grant. Since the approval of the 2007 Stock Incentive Plan by shareholders at the 2007 Annual Meeting, all future stock awards will be made under that plan. Under the 2007 Plan, fair market value is defined as the closing price on the grant date. Awards made prior to the date of the 2007 Annual Meeting, including the annual stock option awards for 2007, were made under prior plans, which defined fair market value of the shares as the average of the high and low prices of our stock on the New York Stock Exchange on the grant date. The Compensation Committee has not granted options with an exercise price of less than the fair market value on the grant date, as defined in the relevant plans. Options normally vest at the rate of one-third of the total grant per year over the first three years of the ten-year option term, subject to accelerated vesting in certain circumstances. The Compensation Committee does not normally consider an executive’s gains from prior stock awards in making new awards.

B. Restricted Stock Awards

We make restricted stock awards to our named executive officers in order to strengthen the tie between an officer’s compensation opportunity and the shareholders’ interest in increasing the value of our common stock, to provide our executives with an opportunity to increase their equity ownership, and to ensure the retention of key executives.

In recent years, the Compensation Committee has made annual grants of restricted stock to the Company’s three most-senior executives—the Chief Executive Officer, the President-U.S.A., and the President-International. With regard to other executives, including the other named executive officers, it has made grants from time to time to individually selected executives in order to recognize outstanding past performance, to recognize an executive’s expected ability to contribute to the Company’s performance in the future, or for retention. When making restricted stock awards for retention purposes, the Compensation Committee considers an executive’s prior awards and their vesting schedule. The restrictions on restricted stock normally lapse a specified period following the grant date (normally three years). The holders of restricted stock receive dividends on their restricted shares at the time the dividends are paid.

In 2007, after reviewing the vesting schedule of prior awards held by the named executive officers, the Subcommittee made grants of restricted stock to all of the named executive officers.

C. Stock Ownership Guidelines

We have adopted stock ownership guidelines for our directors and senior executives, including the named executive officers. These guidelines require that the Chief Executive Officer own shares having a value at least equal to four times his base salary and that the other named executive officers own shares having a value at least equal to two times base salary. In determining whether an executive meets the guidelines, we consider owned shares and restricted stock, but we do not consider stock options. As of the end of 2007, all of the named executive officers met these stock ownership guidelines. We do not permit our executive officers to take short or long positions in our shares; however, we do not otherwise have a formal policy with regard to executive officers hedging their economic interest in company stock or options. To our knowledge, none of the named executive officers hedged their position in our shares or options during 2007, although some of the named executive officers may hold their shares in accounts that permit margin loans to the executive.

Retirement and Other Benefits

A. Retirement Plan and Excess Cash Balance Plan

All United States-based associates of the Company who meet the eligibility requirements are participants in the Foot Locker Retirement Plan. The Retirement Plan and the method of calculating benefits payable under it are described on Page 49. All of the named executive officers are participants in the Retirement Plan. The Internal Revenue Code limits the amount of compensation that may be taken into consideration in determining an individual’s retirement benefits. Therefore, those participants in the Retirement Plan, including the named executive officers, whose compensation exceeds the Internal Revenue Service limits are also participants in the Excess Cash Balance Plan, described on Page 49, which pays the difference between the amount a participant receives from the Retirement Plan and the amount the participant would have received were it not for the Internal Revenue Service limits.

B. 401(k) Plan

The Company maintains a 401(k) Plan for its eligible U.S. associates, and all of the named executive officers participate in it. The Plan permits participants to contribute the lesser of 40 percent of eligible compensation or the limit prescribed by the Internal Revenue Service to the 401(k) Plan on a before-tax basis. The Company will match 25 percent of the first 4 percent of pay that is contributed to the 401(k) Plan, and the Summary Compensation Table on Page 29 includes, in All Other Compensation, the amount of the company-match for each of the named executive officers. The company match is made in shares of Company stock, valued on the last trading day of the plan year.

C. Supplemental Executive Retirement Plan

The Company maintains a Supplemental Executive Retirement Plan, described on Page 50, for certain senior officers of the Company and other key employees, including the named executive officers. The Supplemental Plan is an unfunded plan administered by the Compensation Committee, which sets an annual targeted incentive award for each participant consisting of a percentage of salary and annual bonus based on the company’s performance against target. Contributions may range from 4 percent to 12 percent of salary and annual bonus, depending on the company’s performance against the established target, with an 8 percent contribution being made for target performance. The target established by the Compensation Committee under the Supplemental Plan is normally the same as the target performance under the annual bonus plan. Participant accounts accrue simple interest at the rate of 6 percent annually. The Supplemental Plan also provides for the continuation of medical insurance benefits to vested participants following their retirement.

Based upon the Company’s performance in 2007, a credit of 4 percent of 2007 base salary was made to the Supplemental Plan for each of the named executive officers. As of the end of 2007, the account balances of the named executive officers ranged from $50,341 for Mr. McHugh to $2,256,933 for Mr. Serra. Under the terms of the Supplemental Plan, executives are vested in their account balances based upon a combination of age and service, and of the named executive officers, Messrs. Serra, Mina, and Bahler are currently vested.

The Retirement Plan takes into account only base salary and annual bonus in determining pension benefits. Credits to our Supplemental Executive Retirement Plan are based only on base salary and annual bonus. Therefore, stock awards have no effect on the calculation of pension payments.

Perquisites

We provide the named executive officers with certain perquisites, which the Compensation Committee believes are reasonable and consistent with its overall objective of attracting and retaining talented retail industry executives. The Company provides the named executive officers with an automobile allowance, financial planning, medical expense reimbursement, annual physical, supplemental long-term disability insurance, and life insurance. In addition, the Company provides Mr. Serra with a driver and reimburses Mr. Halls for a limited amount of travel expenses of his spouse when she accompanies him on business trips. Given Mr. Halls’s responsibility for our international businesses and the amount of time he spends traveling outside the United States on company business, we consider this to be a reasonable perquisite uniquely applicable to his situation and responsibilities.

How does each element of compensation fit into our overall compensation objectives? How does each element affect our decisions regarding other elements?

As stated at the beginning of this discussion and analysis, the objectives of our compensation program are to attract, motivate, and retain talented retail industry executives in order to maintain and enhance the Company’s performance and its return to shareholders.

•

Base salaries fit into these compensation objectives by attracting and retaining talented retail company executives by paying them base salaries commensurate with their position, experience and responsibilities.

•	The performance-based annual and long-term cash bonus plans are designed to reward executives for enhancing the company’s performance through the achievement of performance targets.

•

Long-term equity-based awards (stock options and restricted stock) are designed to reward executives for increasing our return to our shareholders through increases in our stock price, and restricted stock awards may, in addition, serve to help retain key executives.

Base salaries of named executive officers rarely change materially from year-to-year unless there has been a change in responsibility or other special factors apply. As discussed above, the Compensation Committee increased the annual bonus target payment for the named executive officers other than Mr. Serra for 2007. Long-term bonus target payments, as a percentage of base salary, have been consistent based upon position during the prior three-year period. Mr. Serra’s target bonus payments were the subject of negotiation between him and the company and are specified in his employment agreement. In determining total compensation, stock options are valued by the Committee’s outside compensation consultant using the Black-Scholes model. Restricted stock awards are valued based upon the share price at the time of grant.

Compensation Committee Procedure

The Compensation Committee held two scheduled meetings in 2007 for the purpose of considering executive compensation. At the first meeting, held in February, the Committee reviewed a report from its outside compensation consultant on the company’s executive compensation program, general executive compensation trends, trends in the retail industry, and specific background information on each senior management position.

Based upon the material reviewed and the discussion of the Committee at this meeting, our Sr. Vice President—Human Resources working with our Chairman of the Board and Chief Executive Officer then prepared compensation recommendations to the Committee, covering all elements of compensation, for all corporate officers and heads of our operating divisions, other than the Chief Executive Officer himself. The Sr. Vice President—Human Resources and the Sr. Vice President and General Counsel then met with the Chair of the Compensation Committee to review these recommendations. The Chairman of the Board and Chief Executive Officer participated in a portion of this meeting. Based upon input from the Chair of the Compensation Committee, the Human Resources Department then finalized these recommendations, including a recommendation for compensation for the Chairman of the Board and Chief Executive Officer, and prepared material for review by the Compensation Committee.

The Compensation Committee and the Stock Option Plan Subcommittee then held a second regularly scheduled meeting in late March to consider these recommendations and set compensation for the company’s executives. At this meeting, the Committee reviewed a tally sheet that set out all elements of proposed compensation for each of the company’s senior executives, including the named executive officers, in order to assist in its evaluation of the compensation proposals for 2007. At this meeting, the Compensation Committee also reviewed separate tally sheets for a representative sample of senior executives, including two of the named executive officers, that summarized payments that the executives would receive if their employment with the Company were terminated under various circumstances in order to confirm the Committee’s understanding of the Company’s severance arrangements with its senior executives.

Except in the case of promotions or other unusual circumstances, the Compensation Committee considers stock awards only at this meeting, which is normally held within a few weeks following the issuance of the Company’s full-year earnings release for the prior year. It is also at this meeting that the Compensation Committee determined whether performance targets under the Annual Bonus Plan for the prior year and under the Long-Term Incentive Compensation Plan that ended in the prior year had been achieved; determined the amount of annual and long-term bonus pay-outs; adjusted base salaries for the upcoming year, and established targets under the Annual and Long-Term Plans for the upcoming year and three-year performance period.

In 2007, the Subcommittee made all stock option and restricted stock awards to the named executive officers at its regularly scheduled meeting in March 2007. The Compensation Committee has delegated authority to its Chair to approve stock option awards of up to 25,000 shares to any single individual other than a corporate officer. The Chair generally uses this authority to approve stock option grants made during the course of the year in connection with promotions or new hires. In 2007, the Chair used this authority to approve grants of options to four executives, none of whom was a named executive officer, to purchase a total of 68,000 shares. Those options are priced at fair market value on the date the Chair signs the approval. Neither the Compensation Committee nor its Chair has delegated authority to management to make stock option or restricted stock awards.

The Compensation Committee directly retains Mercer as its consultant on executive compensation matters. In addition to advising the Committee, other consultants and employees within Mercer provide U.S. and Canadian pension administration services to the company, and in 2007 fees paid to Mercer for advising the Committee represented approximately 9 percent of total fees paid to Mercer. In preparing its material for the Compensation Committee, Mercer consults with the Company’s Chairman of the Board and Chief Executive Officer, Sr. Vice President—Human Resources, Sr. Vice President and General Counsel, and Vice President—Human Resources.

Executive Employment Agreements

As more fully described on Pages 36 to 38, we have employment agreements with each of our named executive officers. In this discussion and analysis, as well as elsewhere in this proxy statement, we refer to employment agreements we had in place with our named executive officers during 2007, which continue to be in place on the date of this proxy statement. During the course of 2008, we expect to enter into new or amended agreements with our named executive officers in order to make changes required to comply with Internal Revenue Code Sections 409A and Section 162(m), to make certain provisions consistent in our executive employment agreements, and to make other changes.

Our employment agreements with the named executive officers provide for severance payments to the executive if we terminate the executive’s employment without cause or if we give the executive good reason to terminate employment. These payments to the named executive officers, calculated as if termination of employment occurred at the end of our last fiscal year, are set out in the tables on Pages 39 to 48.

The named executive officers other than Mr. Serra, whose arrangements are discussed in the next paragraph, receive an enhanced severance payment if the executive’s employment is terminated without cause or if the executive terminates employment for good reason within two years following a change in control. For an executive to receive the enhanced severance payment, two events must occur: first, employment must be terminated for one of the specified reasons, and second, this termination must occur within two years following a change-in-control. We believe that these provisions, which we have had in place for a number of years, provide appropriate protection to our executives, comparable to that available at peer companies, and, with regard to the enhanced severance following a change-in-control, protect us from losing key executives during a period when a change-in-control may be threatened or pending.

Mr. Serra’s employment agreement also provides for an enhanced severance payment if his employment is terminated without cause or if he terminates his employment for good reason within two years following a change in control. In addition, his agreement provides that, following a change-in-control, there is a 30-day period during which Mr. Serra may elect to terminate his employment and receive this enhanced severance payment. We believe that this payment mechanism, which has been in Mr. Serra’s employment agreement since he became our Chief Executive Officer, is comparable to that provided to many chief executive officers of public companies and benefits us, if a potential change-in-control were to arise, by allowing him to focus fully on the best interests of our Company and shareholders while a change-in-control is pending without being distracted by concerns about his personal situation.

Mr. Serra, Mr. Halls, and Mr. Mina have agreed in their employment contracts not to compete with the Company for two years following the termination of employment and not to hire company employees during that same period. Mr. Bahler and Mr. McHugh have agreed to the same restriction for a one-year period. This restriction does not apply following a change-in-control.

Accounting and Tax Considerations

While we review both the accounting and tax effects of various components of compensation, these effects are not a significant factor in the Compensation Committee’s allocation of compensation among the different components. In general, it is our position that compensation paid to executive officers should be fully deductible for U.S. tax purposes, and we have structured our bonus and option programs so that payments made under them are deductible. In certain instances, however, we believe that it is in the company’s best interests, and that of its shareholders, to have the flexibility to pay compensation that is not deductible under the limitations of Section 162(m) of the Internal Revenue Code in order to provide a compensation package consistent with our program and objectives. The portion of Mr. Serra’s base salary that exceeds $1,000,000, the value of restricted stock awards made to him, and potentially a portion of the value of restricted stock awards made to the other named executive officers, are not expected to be deductible.

Compensation Committee Report

The Compensation and Management Resources Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on that review and discussion, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

James E. Preston, Chair
Alan D. Feldman
Christopher A. Sinclair
Cheryl Nido Turpin

SUMMARY COMPENSATION TABLE

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name and Principal Position(1)	Year	Salary ($)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings($)(5)	All Other Compensation($)(6)	Total ($)
Matthew Serra	2007	1,500,000	—	1,613,477	444,589	—	227,515	75,717	3,861,298
Chairman, President	2006	1,500,000	—	1,637,369	679,752	1,547,582	225,627	82,573	5,672,903
and CEO
Robert McHugh	2007	518,750	—	517,331	116,289	—	34,348	20,211	1,206,929
Senior VP and CFO	2006	500,000	—	480,033	146,012	272,839	34,550	23,447	1,456,881
Richard Mina	2007	868,750	—	1,140,060	251,060	—	137,457	49,370	2,446,697
President and CEO–	2006	837,500	—	1,342,247	365,167	609,418	127,945	49,453	3,331,730
Foot Locker, Inc.–
USA
Ronald Halls	2007	650,000	—	537,128	278,443	—	50,217	292,142	1,807,930
President and CEO–	2006	528,409	250,000	215,406	226,254	141,252	47,111	29,119	1,437,551
Foot Locker, Inc.–
International
Gary Bahler	2007	524,975	—	302,531	138,485	—	92,659	36,080	1,094,730
Senior VP, General	2006	517,400	—	270,925	177,051	380,724	86,081	32,604	1,464,785
Counsel and Secretary

Notes to Summary Compensation Table

(1)

Ronald Halls has served as President and Chief Executive Officer of Foot Locker, Inc.—International since October 9, 2006. Previously, he was President and Chief Executive Officer of the Company’s Champs Sports division.

(2)	Guaranteed retention bonus paid to executive for 2006.

(3)

The amounts in this column represent the compensation expense recognized for financial statement reporting purposes for the designated fiscal years for the restricted stock awards granted in those years, as well as in prior years, in accordance with FAS 123R. As provided under the SEC’s rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions and include expected dividend payments at the same rate as paid on our shares of Common Stock. For more information on the valuation of the restricted stock awards, please refer to Notes 23 and 22, respectively, of the Company’s financial statements in our Forms 10-K filed with the SEC for 2007 and 2006. The amounts shown in the table reflect the Company’s accounting expense for these awards and do not necessarily reflect the actual value that may be recognized by the named executives.

(4)

The amounts in this column represent the compensation expense recognized for financial statement reporting purposes for the designated fiscal years for the stock options granted to each of the named executives in those fiscal years, as well as in prior fiscal years, in accordance with FAS 123R. As provided under the SEC’s rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. For additional information on the valuation assumptions with respect to the grants covered in this table, please refer to Notes 23 and 22, respectively, of the Company’s financial statements in our Forms 10-K filed with the SEC for 2007 and 2006. Please also refer to the Grants of Plan-Based Awards Table on Page 31 for information on the options granted in 2007. The amounts shown in the table reflect the Company’s accounting expense for these awards and do not necessarily reflect the actual value that may be recognized by the named executives.

(5)

Amounts shown in column (h) represent the annual change in pension value during each of our last two fiscal years for each of the executives. Please see Page 51 for more information on 2007 pension benefits.

(6)

This column includes perquisites, and the amounts attributable to the executives for 2007 are shown in the table below. We valued these perquisites at the incremental cost to the Company of providing the personal benefits to the executives, which represents the actual cost attributable to providing these personal benefits. The amount shown in the table for Mr. Serra’s auto allowance includes the incremental cost to the Company of providing him with the personal use of a driver, who is a full time employee of the Company and who also performs other regular duties for the Company. The amounts shown in the table under the 401(k) Match column represent the dollar value of the Company’s matching contribution under the Foot Locker 401(k) Plan made to the named executive’s account in shares of Common Stock. The shares of stock for the 2007 matching contribution were valued at $13.66 per share.

Name	Auto Allowance	Financial Planning	Medical Expense Reimbursement	Supp. LTD Insurance Premiums	Relocation Expense Reimbursement	Spousal Travel Reimbursement	Tax Gross-Ups on Relocation Expense and Spousal Travel Exp.	Universal Life Insurance Premium	Executive Physical	401(k) Match	Total
M. Serra	55,126	5,000	13,341	—	—	—	—	—	—	2,250	75,717
R. McHugh	8,750	5,033	3,708	—	—	—	—	—	470	2,250	20,211
R. Mina	30,000	5,000	5,000	2,641	—	—	—	3,624	855	2,250	49,370
R. Halls	28,878	—	3,288	—	58,800	91,499	107,676	—	918	1,083	292,142
G. Bahler	13,353	7,500	4,984	5,565	—	—	—	2,428	—	2,250	36,080

The following Grants of Plan-Based Awards Table shows the awards made to the named executive officers in 2007 under the Annual Bonus Plan and the Long-Term Bonus Plan, as well as the restricted stock and stock option awards under the Company’s stock option and award plans.

GRANTS OF PLAN-BASED AWARDS

(a)	(b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			(i)	(j)	(k)	(l)	(m)
		(c)	(d)	(e)	(f)	(g)	(h)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Under- lying Options (#)	Exercise or Base Price of Option Awards ($/Sh)(5)	Closing Market Price on Date of Grant ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards(6)
M. Serra	03/28/07(1)	468,750	1,875,000	3,000,000
	03/28/07(2)	337,500	1,350,000	2,700,000
	03/28/07(3)							100,000				2,342,000
	03/28/07(4)								48,500	23.42	23.40	272,153

R. McHugh	03/28/07(1)	98,438	393,750	689,063
	03/28/07(2)	118,125	472,500	945,000
	03/28/07(3)							40,000				936,800
	03/28/07(4)								20,000	23.42	23.40	112,228

R. Mina	03/28/07(1)	164,063	656,250	1,148,438
	03/28/07(2)	196,875	787,500	1,575,000
	03/28/07(3)							40,000				936,800
	03/28/07(4)								30,000	23.42	23.40	168,342

R. Halls	03/28/07(1)	121,875	487,500	853,125
	03/28/07(2)	146,250	585,000	1,170,000
	03/28/07(3)							20,000				468,400
	03/28/07(4)								30,000	23.42	23.40	168,342

G. Bahler	03/28/07(1)	98,438	393,750	689,063
	03/28/07(2)	118,125	472,500	945,000
	03/28/07(3)							40,000				936,800
	03/28/07(4)								20,000	23.42	23.40	112,228

Notes to Grants of Plan-Based Awards Table

(1)

Annual Bonus Awards

Amounts shown reflect the payment levels at threshold, target, and maximum performance for the 2007 fiscal year under the Company’s Annual Bonus Plan and reflect the potential amounts that would be paid at the end of the period if the applicable performance goals were achieved. The estimated bonus payouts under the Annual Bonus Plan are based on a percentage of the executive’s base salary. For Mr. Serra, the threshold, target, and maximum amounts represent 31.25 percent, 125 percent, and 200 percent, respectively, of his annual base salary. For Messrs. McHugh, Mina, Halls, and Bahler, the threshold, target, and maximum amounts represent 18.75 percent, 75 percent, and 131.25 percent, respectively, of each executive’s annual base salary. No payments were made to the executives under the Annual Bonus Plan for 2007 because the performance goals were not achieved.

(2)

Long-Term Bonus Awards

Amounts shown reflect the estimated payment levels at threshold, target, and maximum performance for the three-year performance period of 2007-2009 under the Company’s Long-Term Bonus Plan and reflect the potential amounts that would be paid at the end of the performance period if the applicable performance goals are achieved. For each executive, the amounts shown under threshold, target, and maximum represent 22.5 percent, 90 percent, and 180 percent, respectively, of each executive’s annual base salary as of May 1 in the first year of the performance period. No amounts are paid to the executives under the Long-Term Bonus Plan unless the performance goals for the three-year performance period are achieved.

(3)

Restricted Stock Awards

Amounts shown in the table under column (i) represent the number of shares of restricted stock awarded to the executive on the grant date. Mr. Serra’s restricted stock was granted under the 2003 Stock Option and Award Plan, and the restricted stock awards for the other executives were granted under the 1998 Stock Option and Award Plan. The shares of restricted stock granted to Mr.

Serra in 2007 will vest on January 30, 2010 and the shares awarded on this date to the other executives will vest on March 15, 2010, provided that the executives remain employed by the Company from the date of grant through the applicable vesting dates of the awards. The executives have the right to receive all regular cash dividends payable after the date of grant to all record holders of our Common Stock. The grant date fair value of the restricted stock awards shown in column (m) includes expected dividend payments on the shares.

(4)

Stock Option Grants

The amounts in column (j) reflect the number of stock options granted in 2007 under the Company’s stock option and award plans. Mr. Serra’s stock option award was granted under the 2003 Stock Option and Award Plan, and the stock options for the other executives were granted under the 1998 Stock Option and Award Plan. The exercise price reflected in column (k) is equal to the fair market value of a share of the Company’s Common Stock on the grant date. The exercise price was calculated under the terms of the applicable option and award plans by averaging the high and low prices of a share of our Common Stock on the grant date. In general, no portion of any stock option may be exercised until the first anniversary of its date of grant. The options granted in 2007 become exercisable in three installments, beginning on the first annual anniversary of the date of grant.

Vested options may be exercised for ten years following the date of grant, unless the option is cancelled or exercised sooner than this. If the executive retires, becomes disabled, or dies while employed by the Company or one of its subsidiaries, all unexercised options that are then exercisable, plus those options that would have become exercisable on the next anniversary of the grant date, will remain (or become) exercisable as of that date. Moreover, upon the occurrence of a Change in Control, all outstanding options will become immediately exercisable as of that date. In general, options may remain exercisable for up to three years following a participant’s retirement or termination due to disability, and for up to one year for any other termination of employment for reasons other than cause.

(5)

As stated in Note 4 above, the exercise price reflected in column (k) is equal to the fair market value of a share of the Company’s Common Stock on the grant date, and was calculated under the terms of the applicable option and award plans by averaging the high and low prices of a share of our Common Stock on the grant date. The price stated in column (l) is the closing price of a share of the Company’s stock on the date of grant.

(6)

Grant Date Fair Value

The amounts shown in column (m) reflect the grant date fair value of the full restricted stock and stock option awards granted in 2007, calculated in accordance with FAS 123R. As provided under the SEC’s rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions and include expected dividend payments on shares of restricted stock at the same rate as paid on our shares of Common Stock. For option awards, that number is calculated by multiplying the Black-Scholes value by the number of options granted. The Black-Scholes value for the options granted in 2007 to the named executives was $5.61. For information on the valuation assumptions with respect to the 2007 grants, please refer to Note 23 of the Company’s financial statements in our Form 10-K for the 2007 fiscal year as filed with the SEC.

For restricted stock awards, the fair value is calculated by multiplying the average of the high and low prices of our Common Stock on The New York Stock Exchange on the award date by the number of shares granted. The average of the high and low prices of our Common Stock on the date of grant was $23.42.

Salary. The annual base salaries paid to our named executives in 2007 are set forth in the Summary Compensation Table. For 2007, their salaries represented the following percentages of their total compensation: Mr. Serra (38.8%), Mr. McHugh (43.0%,) Mr. Mina (35.5%), Mr. Halls (36.0%), and Mr. Bahler (48.0%). Information on the named executives’ employment agreements appears beginning on Page 36.

The following table, Outstanding Equity Awards at Fiscal Year-End shows the number of outstanding stock options, both vested and unvested, and the number of unvested shares of restricted stock held by the named executives at the end of the 2007 fiscal year.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

(a)	Option Awards					Stock Awards
	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Name	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
M. Serra	500,000	0	—	11.905	02/12/2011	—	—	—	—
	200,000	0	—	16.02	04/18/2012	—	—	—	—
	100,000	0	—	16.19	09/11/2013	—	—	—	—
	100,000	0	—	25.365	02/18/2014	—	—	—	—
	115,000	0	—	27.01	02/09/2015	—	—	—	—
	33,333	66,667	—	23.92	03/22/2016	—	—	—	—
	0	48,500	—	23.42	03/28/2017	—	—	—	—
	—	—	—	—	—	18,833	262,532	—	—
	—	—	—	—	—	18,834	262,546	—	—
	—	—	—	—	—	100,000	1,394,000	—	—
R. McHugh	10,000	0	—	25.2813	04/08/2008	—	—	—	—
	5,000	0	—	4.5313	02/10/2009	—	—	—	—
	4,000	0	—	7.1875	01/03/2010	—	—	—	—
	20,000	0	—	11.3125	04/12/2010	—	—	—	—
	20,000	0	—	12.985	04/11/2011	—	—	—	—
	20,000	0	—	16.02	04/18/2012	—	—	—	—
	20,000	0	—	10.245	04/16/2013	—	—	—	—
	20,000	0	—	25.385	04/01/2014	—	—	—	—
	13,333	6,667	—	28.155	03/23/2015	—	—	—	—
	20,000	10,000	—	21.48	11/21/2015	—	—	—	—
	0	20,000	—	23.42	03/28/2017	—	—	—	—
	—	—	—	—	—	30,000	418,200	—	—
	—	—	—	—	—	40,000	557,600	—	—
	—	—	—	—	—
R. Mina	12,000	0	—	25.2813	04/08/2008	—	—	—	—
	21,838(4)	0	—	11.3125	04/12/2010	—	—	—	—
	50,000(4)	0	—	12.985	04/11/2011	—	—	—	—
	50,000(4)	0	—	16.02	04/18/2012	—	—	—	—
	100,000(4)	0	—	10.065	02/02/2013	—	—	—	—
	80,000	0	—	25.385	04/01/2014	—	—	—	—
	33,333	16,667	—	28.155	03/23/2015	—	—	—	—
	16,666	33,334	—	23.92	03/22/2016	—	—	—	—
	0	30,000	—	23.42	03/28/2017	—	—	—	—
	—	—	—	—	—	40,000	557,600	—	—
	—	—	—	—	—	50,000	697,000	—	—
	—	—	—	—	—	40,000	557,600	—	—
R. Halls	10,000	0	—	16.02	04/18/2012	—	—	—	—
	16,667	0	—	10.065	02/02/2013	—	—	—	—
	20,000	0	—	25.385	04/01/2014	—	—	—	—
	20,000	10,000	—	28.155	03/23/2015	—	—	—	—
	10,000	20,000	—	23.92	03/22/2016	—	—	—	—
	10,000	20,000	—	24.755	10/12/2016	—	—	—	—
	0	30,000	—	23.42	03/28/2017	—	—	—	—
	—	—	—	—	—	20,000	278,800	—	—
	—	—	—	—	—	30,000	418,200	—	—
	—	—	—	—	—	20,000	278,800	—	—
G. Bahler	25,000	0	—	25.2813	04/08/2008	—	—	—	—
	20,002	0	—	11.3125	04/12/2010	—	—	—	—
	47,500	0	—	12.985	04/11/2011	—	—	—	—
	47,500	0	—	16.02	04/18/2012	—	—	—	—
	33,000	0	—	10.245	04/16/2013	—	—	—	—
	32,000	0	—	25.385	04/01/2014	—	—	—	—
	16,666	8,334	—	28.155	03/23/2015	—	—	—	—
	8,333	16,667	—	23.92	03/22/2016	—	—	—	—
	0	20,000	—	23.42	03/28/2017	—	—	—	—
	—	—	—	—	—	40,000	557,600	—	—

Notes to Table on Outstanding Equity Awards at Fiscal Year End

(1)	The Vesting Schedules for the options shown in columns (b) and (c) are as follows:

Name	Total Number of Securities Underlying Unexercised Options	Date of Grant	Vesting Date for 1/3 of Total Grant	Vesting Date for 1/3 of Total Grant	Vesting Date for 1/3 of Total Grant
M. Serra	500,000	02/12/2001	02/12/2002	02/12/2003	02/12/2004
	200,000	04/18/2002	04/18/2003	04/18/2004	04/18/2005
	100,000	09/11/2003	09/11/2004	09/11/2005	09/11/2006
	100,000	02/18/2004	02/18/2005	02/18/2006	02/18/2007
	115,000	02/09/2005	02/09/2006	02/09/2007	02/01/2008
	100,000	03/22/2006	03/22/2007	03/22/2008	03/22/2009
	48,500	03/28/2007	03/28/2008	03/28/2009	01/30/2010
R. McHugh	10,000	04/08/1998	04/08/1999	04/08/2000	04/08/2001
	5,000	02/10/1999	02/10/2000	02/10/2001	02/10/2002
	4,000	01/03/2000	01/03/2001	01/03/2002	01/03/2003
	20,000	04/12/2000	04/12/2001	04/12/2002	04/12/2003
	20,000	04/11/2001	04/11/2002	04/11/2003	04/11/2004
	20,000	04/18/2002	04/18/2003	04/18/2004	04/18/2005
	20,000	04/16/2003	04/16/2004	04/16/2005	04/16/2006
	20,000	04/01/2004	04/01/2005	04/01/2006	04/01/2007
	20,000	03/23/2005	03/23/2006	03/23/2007	03/23/2008
	30,000	11/21/2005	11/21/2006	11/21/2007	11/21/2008
	20,000	03/28/2007	03/28/2008	03/28/2009	03/28/2010
R. Mina	12,000	04/08/1998	04/08/1999	04/08/2000	04/08/2001
	21,838	04/12/2000	04/12/2001	04/12/2002	04/12/2003
	50,000	04/11/2001	04/11/2002	04/11/2003	04/11/2004
	50,000	04/18/2002	04/18/2003	04/18/2004	04/18/2005
	100,000	02/02/2003	02/02/2004	02/02/2005	02/02/2006
	80,000	04/01/2004	04/01/2005	04/01/2006	04/01/2007
	50,000	03/23/2005	03/23/2006	03/23/2007	03/23/2008
	50,000	03/22/2006	03/22/2007	03/22/2008	03/22/2009
	30,000	03/28/2007	03/28/2008	03/28/2009	03/28/2010
R. Halls	10,000	04/18/2002	04/18/2003	04/18/2004	04/18/2005
	16,667	02/02/2003	02/02/2004	02/02/2005	02/02/2006
	20,000	04/01/2004	04/01/2005	04/01/2006	04/01/2007
	30,000	03/23/2005	03/23/2006	03/23/2007	03/23/2008
	30,000	03/22/2006	03/22/2007	03/22/2008	03/22/2009
	30,000	10/12/2006	10/12/2007	10/12/2008	10/12/2009
	30,000	03/28/2007	03/28/2008	03/28/2009	03/28/2010
G. Bahler	25,000	04/08/1998	04/08/1999	04/08/2000	04/08/2001
	20,002	04/12/2000	04/12/2001	04/12/2002	04/12/2003
	47,500	04/11/2001	04/11/2002	04/11/2003	04/11/2004
	47,500	04/18/2002	04/18/2003	04/18/2004	04/18/2005
	33,000	04/16/2003	04/16/2004	04/16/2005	04/16/2006
	32,000	04/01/2004	04/01/2005	04/01/2006	04/01/2007
	25,000	03/23/2005	03/23/2006	03/23/2007	03/23/2008
	25,000	03/22/2006	03/22/2007	03/22/2008	03/22/2009
	20,000	03/28/2007	03/28/2008	03/28/2009	03/28/2010

(2)	The vesting dates for the restricted stock awards shown in column (g) are as follows:

Name	Date of Grant	Number of Shares	Vesting Date
M. Serra	03/22/2006	18,833	03/15/2008
	03/22/2006	18,834	03/15/2009
	03/28/2007	100,000	01/30/2010
R. McHugh	11/21/2005	30,000	11/30/2008
	03/28/2007	40,000	03/15/2010
R. Mina	03/23/2005	40,000	03/15/2008
	03/22/2006	50,000	03/15/2009
	03/28/2007	40,000	03/15/2010
R. Halls	03/22/2006	20,000	03/15/2009
	10/12/2006	30,000	10/12/2009
	03/28/2007	20,000	03/15/2010
G. Bahler	03/28/2007	40,000	03/15/2010

(3)	Value calculated by multiplying the number of unvested shares by the closing price of $13.94 on February 1, 2008, which was the last business day of the 2007 fiscal year.

(4)	Executive has agreed to transfer the economic benefit of 50 percent of this stock option to his spouse under a matrimonial settlement agreement.

The following table, Option Exercises and Stock Vested, provides information on the stock options exercised by the named executives during 2007 and shares of restricted stock that vested during the year.

OPTION EXERCISES AND STOCK VESTED

(a)	Option Awards		Stock Awards
	(b)	(c)	(d)	(e)
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
M. Serra	—	—	88,833	1,668,806
R. McHugh	—	—	30,000	661,800
R. Mina	12,000	24,289	75,000	1,654,500
R. Halls	—	—	—	—
G. Bahler	25,000	7,434	30,000	661,800

EMPLOYMENT AGREEMENTS

We have employment agreements with each of the named executive officers, and we describe the material terms of each of these agreements below. Information on potential payments and benefits on termination of the agreements is described under the section “Potential Payments upon Termination or Change in Control” beginning on Page 39.

Matthew D. Serra

•	Position. We have an agreement with Mr. Serra in his position as Chairman of the Board, President and Chief Executive Officer.

•	Term. The term of this agreement began on October 1, 2006 and ends on January 30, 2010.

•

Base Salary and Bonus. We pay Mr. Serra an annual base salary of not less than $1.5 million during the term of the agreement. Mr. Serra’s annual bonus at target is 125 percent of his base salary, and his bonus at target under the long-term bonus plan for any three-year performance period is 90 percent of his base salary at the beginning of the performance period. If Mr. Serra remains employed by Foot Locker through the end of his contract term, he will be eligible for a pro-rata payout under the Long-Term Bonus Plan for the 2008-2010 and 2009-2011 performance periods, provided the performance goals are met.

•

Benefit Plans and Perquisites. Mr. Serra is entitled to participate in all bonus, incentive, and equity plans offered to senior executives. He is also eligible to participate in all pension, welfare, and fringe benefit plans and perquisites offered to senior executives. The benefits and perquisites available to Mr. Serra include:

—	Company-paid life insurance in the amount of his annual base salary;
—	Long-term disability insurance coverage of $25,000 per month;
—	Annual out-of-pocket medical expense reimbursement of up to $20,000;
—	Financial planning expenses of up to $7,500 annually;
—	Reimbursement of dues and membership fees of one private club of up to $20,000 annually;
—	Automobile expense allowance of up to $40,000 annually and the services of a driver;

Although Mr. Serra is eligible for these perquisites under his agreement, he chose not to receive some of these benefits in 2007.

•	Non-Compete Provision. Mr. Serra’s agreement provides that he may not compete with Foot Locker or solicit our employees for two years following the termination of his employment agreement.

•	Certain Defined Terms in the Agreement:

“Cause” means Mr. Serra:

—	willfully and continuously fails to perform his duties;
—	willfully takes part in misconduct that significantly harms the Company;
—	willfully breaches his employment agreement and does not correct the breach; or
—	is convicted of a felony (other than a traffic violation).

“Change in Control” means any of the following:

—	a person or group makes a tender offer to purchase at least 20 percent of the Company’s outstanding stock;
—

the Company merges with another company or sells all (or substantially all) of its assets. This event would exclude, for example, mergers (or similar transactions) in which no one becomes the beneficial owner of more than 20 percent of the stock outstanding;

—	the acquisition of 20 percent or more of the outstanding stock. (The Board may, however, increase this threshold up to 40 percent);
—	shareholder approval of a plan of liquidation, dissolution, or sale of substantially all of the assets of the Company; or

—

during any period of two consecutive years, the directors at the start of the period, plus any new director whose election or nomination for election was approved by at least two-thirds of the directors then remaining on the Board who either were directors at the beginning of the period or whose election or nomination was approved in this manner, do not comprise at least a majority of the Board.

“Disability” means:

—

Mr. Serra is incapacitated due to physical or mental illness and, as a result, has not performed his duties on a full-time basis for six months and does not return to perform his duties after the Company gives him notice.

“Good Reason” means, following a Change in Control,

—	a material demotion or reduction in Mr. Serra’s authority or responsibility (except temporarily because of illness or other absence);
—	a decrease in his base salary rate;
—	a reduction in his annual bonus classification level;
—	failure to continue the benefit plans and programs that apply to him, or the reduction of his benefits, without providing substitute comparable plans, programs and benefits;
—	failure by a successor company to confirm in writing that it will assume the Company’s obligations under the agreement; or
—	the Company breaches a material provision of the agreement and does not correct the breach.

Richard Mina, Ronald J. Halls, Gary M. Bahler, Robert W. McHugh

•	Position/Term/Base Salary. We have employment agreements with these executives in their current positions, as follows:

Name	Position	Term of Agreement	2007 Base Salary Rate

R. Mina	President and CEO, Foot Locker, Inc.–U.S.A.	May 1, 2009	$875,000

R. Halls	President and CEO, Foot Locker, Inc.– International	May 1, 2009	$650,000

G. Bahler	Senior VP, General Counsel and Secretary	December 31, 2008	$525,000

R. McHugh	Senior VP and CFO	December 31, 2008	$525,000

•	Term. The terms of the agreements will automatically be extended for another year unless notice of non-renewal is given prior to the expiration date.

•	Base Salary. We pay these executives annual base salaries at rates not less than their salaries at the start of their agreements. The executives base salaries for 2007 are shown in the table.

•

Benefit Plans and Perquisites. These executives are entitled to participate in all benefit plans and arrangements in effect at the start of the agreement, including retirement plans, annual and long-term bonus plans, medical, dental, and disability plans, and any other plans subsequently offered to our senior executives.

•

Spousal Travel. Mr. Halls’s agreement provides that his wife may accompany him on up to eight business trips each fiscal year at the Company’s expense. We gross up Mr. Halls’ salary for a percentage of this spousal travel expense.

•

Non-Compete Provision. The executives’ agreements provide that they may not compete with Foot Locker or solicit our employees for a period of time following the termination of their employment agreements. Richard Mina and Ronald Halls have two-year non-compete agreements; Gary Bahler and Robert McHugh have one-year non-compete agreements.

•	Certain Defined Terms in the Agreement:

“Cause” means the executive’s:

—	refusal or willful failure to substantially perform his duties;
—	dishonesty, willful misconduct, or fraud with regard to the Company’s business or assets;
—	willful breach of his employment agreement and he does not correct the breach; or
—	conviction of a felony (other than a traffic violation) or any crime involving moral turpitude.

“Change in Control” means any of the following:

—	a person or group makes a tender offer to purchase at least 20 percent of the Company’s outstanding stock;
—

the Company merges with another company or sells all (or substantially all) of its assets. This event excludes, for example, mergers (or similar transactions) in which no one becomes the beneficial owner of more than 20 percent of the stock outstanding;

—	the acquisition of 20 percent or more of the outstanding stock. (The Board may, however, increase this threshold up to 40 percent);
—	shareholder approval of a plan of liquidation, dissolution, or sale of substantially all of the assets of the Company; or
—

during any period of two consecutive years, the directors at the start of the period, plus any new director whose election or nomination for election was approved by at least two-thirds of the directors then remaining on the Board who either were directors at the beginning of the period or whose election or nomination was approved in this manner, do not comprise at least a majority of the Board.

“Disability” means:

—

The executive is incapacitated due to physical or mental illness and, as a result, has not performed his duties on a full-time basis for six months, and does not return to perform his duties after the Company gives him notice.

“Good Reason” means:

Prior to a Change in Control,

—

a reduction in base salary, other than an across-the-board reduction in senior executive salaries over a three-year period and the reduction is less than 20% of the executive’s salary from the beginning of the three-year period;

—	material change in the executive’s authority or responsibilities, except temporarily as a result of illness or other absence;

Following a Change in Control,

—	any reduction in base salary;
—	failure to continue the benefit plans and programs that apply to the executive, or the reduction of his benefits, without providing substitute comparable plans and benefits;
—	a material demotion or reduction in executive’s authority or responsibility (except temporarily because of illness or other absence);

At any time,

—	a reduction in the executive’s annual bonus classification level, other than in connection with a redesign that affects all other employees in the executive’s bonus level;
—	failure by a successor to the Company to confirm in writing that it will assume the Company’s obligations under the agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The executives’ employment agreements and certain of the plans and programs that executives participate in require the Company to pay compensation to the executives if their employment terminates in certain circumstances. The estimated amount of compensation that would be payable to the named executives following termination of their employment for various reasons is stated in the tables below. The information in the tables assumes a termination date of February 2, 2008.

MATTHEW D. SERRA

Reason for Termination	Severance Payment	Accelerated Vesting of Restricted Stock and Options	SERP Benefit	Benefit under Excess Cash Balance Plan	Continuation of Health Benefits	Outplacement Services	Tax Gross-Up Payment	Total

By Company Without Cause	Severance: $3,000,000	Restricted Stock: $1,919,078	$2,256,933	$383,799	$7,500	$25,000	—	$7,592,310

Or		Stock Options: No acceleration of vesting
By Executive if Company Breaches Employment Agreement	(1)	(2)	(3)	(4)	(5)	(6)

Executive Resigns Before End of Term	—	—	$2,256,933	$383,799	$7,500	—	—	$2,648,232
			(3)	(4)	(5)

Termination following Change in Control	Severance: $5,062,500	Restricted Stock: $1,919,078	$2,256,933	$383,799	$7,500	$25,000	—	$9,654,810
		Stock Options: Accelerated vesting of 115,167 shares: $0 value
(7)	(8)	(2)(9)	(3)	(4)	(5)	(6)	(10)

Disability	—	Restricted Stock: $1,919,078	$2,256,933	$383,799	$7,500	—	—	$4,567,310
		Stock Options: Accelerated vesting of 49,499 shares: $0 value
		(11)(9)	(12)	(4)	(5)

Death	—	Restricted Stock: $1,919,078	$2,256,933	$383,799	—	—	—	$4,559,810
		Stock Options: Accelerated vesting of 49,499 shares: $0 value
		(11)(9)	(12)	(4)

Cause	—	—	—	$383,799	—	—	—	$383,799
				(4)

Notes to Table on Matthew D. Serra

(1)

The severance amount equals the total remaining monthly salary payments through the end of the employment contract term on January 30, 2010. Payment of the first six months of salary continuation would be made six months following termination, and the remaining payments would then be made on a monthly basis. Since the performance goals for the 2007 fiscal year were not met, no bonus would be payable.

(2)	This amount is the value of 137,667 shares of restricted stock that would vest on termination. The shares were valued at $13.94.

(3)

This amount is the total benefit payable under the Supplemental Executive Retirement Plan (“SERP”). The payments would be made quarterly over a three-year period. The first two quarterly payments would be made six months following the executive’s termination date, with the remaining payments made quarterly during the remainder of the three-year period.

(4)

Benefit payable as of February 2, 2008 in a lump sum under the Foot Locker Excess Cash Balance Plan. No information is provided with respect to the benefit under the Foot Locker Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(5)

Mr. Serra would be entitled under the SERP to the continuation of medical and dental insurance benefits following termination. The benefits would be substantially the same as those benefits to which senior executives are entitled under Foot Locker’s medical and dental plans for active employees. Mr. Serra would be required to pay the insurance premium applicable to actively employed senior executives, including any subsequent increases in the premiums. The continuation of benefits would terminate if Mr. Serra engages in competition during the one-year period following termination or becomes a participant in a new employer’s health plan. The amount shown in the table represents the estimated annual cost of the Company’s portion of the premiums for an individual policy covering the executive.

(6)	This amount reflects the approximate cost of one year of outplacement services.

(7)

This covers (i) termination by the Executive within the 30-day period occurring three months after a Change in Control and (ii) by the Company without Cause or by Executive for Good Reason during the two-year period following a Change in Control.

(8)	This amount equals 1.5 times Executive’s annual base salary plus annual bonus at target, which is the minimum amount payable to him for termination following a Change-in-Control.

(9)

The fair market value of a share of the Company’s stock on February 2, 2008 was less than the exercise price of each of the unvested options that would be accelerated, so the intrinsic value of the option on that date was $0.

(10)

If Mr. Serra receives payments or benefits following a Change in Control that are subject to the excise tax imposed by Section 4999 of the Internal Revenue Code, we would pay him a gross-up payment to put him in the same after-tax position he would have been in had no excise tax been imposed. Based on current estimates, no excise tax would be payable by executive; therefore, there would be no tax gross-up payment.

(11)

The Compensation and Management Resources Committee may, but is not obligated to, accelerate the vesting of some or all of executive’s restricted stock. The number shown in the table assumes approval of the accelerated vesting of 137,667 shares of restricted stock, valued at $13.94.

(12)	SERP benefit payable in a lump sum following the determination of disability or the date of death.

RICHARD MINA

Reason for Termination	Severance Payment	Accelerated Vesting of Restricted Stock and Options	SERP Benefit	Benefit under Excess Cash Balance Plan	Continuation of Health Benefits	Outplacement Services	Tax Gross-Up Payment	Total

By Company Without Cause	Severance: $1,649,042	Restricted Stock: No acceleration of vesting	$914,620	$427,030	$15,000	—	—	$3,005,692
		Stock Options: No acceleration of vesting
	(1)		(2)	(3)	(4)

By Executive for Good Reason	Severance: $1,649,042	Restricted Stock: No acceleration of vesting	$914,620	$427,030	$15,000	—	—	$3,005,692
		Stock Options: Accelerated vesting of 43,334 shares: $0 value
	(1)	(5)	(2)	(3)	(4)

Executive Resigns Before End of Term	—	—	$914,620	$427,030	$15,000	—	—	$1,356,650
			(2)	(3)	(4)

Termination following Change in Control	Severance: $3,062,500	Restricted Stock: $1,812,200	$914,620	$427,030	$15,000	—	—	$6,231,350
		Stock Options: Accelerated vesting of 80,001 shares: $0 value
	(6)	(7)(5)	(2)	(3)	(4)		(8)

Disability	—	Restricted Stock: $1,812,200	$914,620	$427,030	$15,000	—	—	$3,168,850
		Stock Options: Accelerated vesting of 43,334 shares: $0 value
		(9)(5)	(10)	(3)	(4)

Death	—	Restricted Stock: $1,812,200	$914,620	$427,030	—	—	—	$3,153,850
		Stock Options: Accelerated vesting of 43,334 shares: $0 value
		(9)(5)	(10)	(3)

Cause	—	—	—	$427,030	—	—	—	$427,030
				(3)

Notes to Table on Richard Mina

(1)	The severance amount equals two weeks’ salary plus portion of annual bonus at target multiplied by executive’s 28 years of service.

(2)

This amount is the total benefit payable under the Supplemental Executive Retirement Plan (“SERP”). The payments would be made quarterly over a three-year period. The first two quarterly payments would be made six months following the executive’s termination date, with the remaining payments made quarterly during the remainder of the three-year period.

(3)

Benefit payable as of February 2, 2008 in a lump sum under the Foot Locker Excess Cash Balance Plan. No information is provided with respect to the benefit under the Foot Locker Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(4)

Mr. Mina would be entitled under the SERP to the continuation of medical and dental insurance benefits following termination. The benefits would be substantially the same as those benefits to which senior executives are entitled under Foot Locker’s medical and dental plans for active employees. Mr. Mina would be required to pay the insurance premium applicable to actively employed senior executives, including any subsequent increases in the premiums. The continuation of benefits would terminate if Mr. Mina engages in competition during the one-year period following termination or becomes a participant in a new employer’s health plan. The amount shown in the table represents the estimated annual cost of the Company’s portion of the premiums for an individual policy covering the executive and his covered dependent.

(5)

The fair market value of a share of the Company’s stock on February 2, 2008 was less than the exercise price of each of the unvested options that would be accelerated, so the intrinsic value of the option on that date was $0.

(6)	The severance amount equals 104 weeks’ salary plus two times annual bonus at target.

(7)	This amount represents the value of 130,000 shares of restricted stock that would vest on termination. The shares were valued at $13.94.

(8)

If the payments or benefits received by the executive following a Change in Control are subject to the excise tax under Section 4999 of the Internal Revenue Code, then the Company would automatically reduce Mr. Mina’s payments and benefits to an amount equal to $1 less than the amount that would subject him to the excise tax, as long as the reduced amount would result in a greater benefit to him compared to the unreduced amount on a net after-tax basis.

(9)

The Compensation and Management Resources Committee may, but is not obligated to, accelerate the vesting of some or all of executive’s restricted stock. The number shown in the table assumes approval of the accelerated vesting of 130,000 shares of restricted stock, valued at $13.94.

(10)	SERP benefit payable in a lump sum following the determination of disability or the date of death.

RONALD J. HALLS

Reason for Termination	Severance Payment	Accelerated Vesting of Restricted Stock and Options	SERP Benefit	Benefit under Excess Cash Balance Plan	Continuation of Health Benefits	Outplacement Services	Tax Gross-Up Payment	Total

By Company Without Cause	Severance: $650,000	Restricted Stock: No acceleration of vesting	—	$70,959	$7,800	—	—	$728,759
		Stock Options: No acceleration of vesting
	(1)			(2)	(3)

By Executive for Good Reason	Severance: $650,000	Restricted Stock: No acceleration of vesting	—	$70,959	$7,800	—	—	$728,759
		Stock Options: Accelerated vesting of 40,000 shares: $0 value
	(1)	(4)		(2)	(3)

Executive Resigns Before End of Term	—	—	—	$70,959	—	—	—	$70,959
				(2)

Termination following Change in Control	Severance: $2,275,000	Restricted Stock: $975,800	—	$70,959	$7,800	—	—	$3,329,559
		Stock Options: Accelerated vesting of 80,000 shares: $0 value
	(5)	(6)(4)		(2)	(3)		(7)

Disability	—	Restricted Stock: $975,800	$244,000	$70,959	—	—	—	$1,290,759
		Stock Options: Accelerated vesting of 40,000 shares: $0 value
		(8)(4)	(9)	(2)

Death	—	Restricted Stock: $975,800	$244,000	$70,959	—	—	—	$1,290,759
		Stock Options: Accelerated vesting of 40,000 shares: $0 value
		(8)(4)	(9)	(2)

Cause	—	—	—	$70,959	—	—	—	$70,959
				(2)

Notes to Table on Ronald J. Halls

(1)	The severance amount equals 52 weeks’ salary.

(2)

Benefit payable as of February 2, 2008 in a lump sum under the Foot Locker Excess Cash Balance Plan. No information is provided with respect to the benefit under the Foot Locker Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(3)

This amount reflects the estimated cost to the Company of payments to Mr. Halls to reimburse him for the difference between the cost of the COBRA continuation coverage premium and the amount he would have paid for medical and dental coverage as an active associate for 18 months following his termination.

(4)

The fair market value of a share of the Company’s stock on February 2, 2008 was less than the exercise price of each of the unvested options that would be accelerated, so the intrinsic value of the option on that date was $0.

(5)	The severance amount equals 104 weeks’ salary plus two times annual bonus at target.

(6)	This amount represents the value of 70,000 shares of restricted stock that would vest on termination. The shares were valued at $13.94.

(7)

If the payments or benefits received by the executive following a Change in Control are subject to the excise tax under Section 4999 of the Internal Revenue Code, then the Company would automatically reduce Mr. Halls’ payments and benefits to an amount equal to $1 less than the amount that would subject him to the excise tax, as long as the reduced amount would result in a greater benefit to him compared to the unreduced amount on a net after-tax basis.

(8)

The Compensation and Management Resources Committee may, but is not obligated to, accelerate the vesting of some or all of executive’s restricted stock. The number shown in the table assumes approval of the accelerated vesting of 70,000 shares of restricted stock, valued at $13.94.

(9)	SERP benefit payable in a lump sum following determination of disability or the date of death.

GARY M. BAHLER

Reason for Termination	Severance Payment	Accelerated Vesting of Restricted Stock and Options	SERP Benefit	Benefit under Excess Cash Balance Plan	Continuation of Health Benefits	Outplacement Services	Tax Gross-Up Payment	Total

By Company Without Cause	Severance: $954,072	Restricted Stock: No acceleration of vesting	$587,555	$250,203	$15,000	—	—	$1,806,830
		Stock Options: No acceleration of vesting
	(1)		(2)	(3)	(4)

By Executive for Good Reason	Severance: $954,072	Restricted Stock: No acceleration of vesting	$587,555	$250,203	$15,000	—	—	$1,806,830
		Stock Options: Accelerated vesting of 23,334 shares: $0 value
	(1)	(5)	(2)	(3)	(4)

Executive Resigns Before End of Term	—	—	$587,555	$250,203	$15,000	—	—	$852,758
			(2)	(3)	(4)

Termination following Change in Control	Severance: $1,837,500	Restricted Stock: $557,600	$587,555	$250,203	$15,000	—	—	$3,247,858
		Stock Options: Accelerated vesting of 45,001 shares: $0 value
	(6)	(7)(5)	(2)	(3)	(4)		(8)

Disability	—	Restricted Stock: $557,600	$587,555	$250,203	$15,000	—	—	$1,410,358
		Stock Options: Accelerated vesting of 23,334 shares: $0 value
		(9)(5)	(10)	(3)	(4)

Death	—	Restricted Stock: $557,600	$587,555	$250,203	—	—	—	$1,395,358
		Stock Options: Accelerated vesting of 23,334 shares: $0 value
		(9)(5)	(10)	(3)

Cause	—	—	—	$250,203	—	—	—	$250,203
				(3)

Notes to Table on Gary M. Bahler

(1)	The severance amount equals two weeks’ salary plus portion of annual bonus at target multiplied by executive’s 27 years of service.

(2)

This amount is the total benefit payable under the Supplemental Executive Retirement Plan (“SERP”). The payments would be made quarterly over a three-year period. The first two quarterly payments would be made six months following the executive’s termination date, with the remaining payments made quarterly during the remainder of the three-year period.

(3)

Benefit payable as of February 2, 2008 in a lump sum under the Foot Locker Excess Cash Balance Plan. No information is provided with respect to the benefit under the Foot Locker Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(4)

Mr. Bahler would be entitled under the SERP to the continuation of medical and dental insurance benefits following termination. The benefits would be substantially the same as those benefits to which senior executives are entitled under Foot Locker’s medical and dental plans for active employees. Mr. Bahler would be required to pay the insurance premium applicable to actively employed senior executives, including any subsequent increases in the premiums. The amount shown in the table represents the estimated annual cost of the Company’s portion of the premiums for an individual policy covering the executive and his covered dependent.

(5)

The fair market value of a share of the Company’s stock on February 2, 2008 was less than the exercise price of each of the unvested options that would be accelerated, so the intrinsic value of the option on that date was $0.

(6)	The severance amount equals 104 weeks’ salary plus two times annual bonus at target.

(7)	This amount represents the value of 40,000 shares of restricted stock that would vest on termination. The shares were valued at $13.94.

(8)

If the payments or benefits received by the executive following a Change in Control are subject to the excise tax under Section 4999 of the Internal Revenue, then the Company would automatically reduce Mr. Bahler’s payments and benefits to an amount equal to $1 less than the amount that would subject him to the excise tax, as long as the reduced amount would result in a greater benefit to him compared to the unreduced amount on a net after-tax basis.

(9)

The Compensation and Management Resources Committee may, but is not obligated to, accelerate the vesting of some or all of executive’s restricted stock. The number shown in the table assumes approval of the accelerated vesting of 40,000 shares of restricted stock, valued at $13.94.

(10)	SERP benefit payable in a lump sum following the determination of disability or the date of death.

ROBERT W. MCHUGH

Reason for Termination	Severance Payment	Accelerated Vesting of Restricted Stock and Options	SERP Benefit	Benefit under Excess Cash Balance Plan	Continuation of Health Benefits	Outplacement Services	Tax Gross-Up Payment	Total

By Company Without Cause	Severance: $525,000	Restricted Stock: No acceleration of vesting	—	$59,997	$7,800	—	—	$592,797
		Stock Options: No acceleration of vesting
	(1)			(2)	(3)

By Executive for Good Reason	Severance: $525,000	Restricted Stock: No acceleration of vesting	—	$59,997	$7,800	—	—	$592,797
		Stock Options: Accelerated vesting of 23,333 shares: $0 value
	(1)	(4)		(2)	(3)

Executive Resigns Before End of Term	—	—	—	$59,997	—	—	—	$59,997
				(2)

Termination following Change in Control	Severance: $1,837,500	Restricted Stock: $975,800	—	$59,997	$7,800	—	—	$2,881,097
		Stock Options: Accelerated vesting of 36,667 shares: $0 value
	(5)	(6)(4)		(2)	(3)		(7)

Disability	—	Restricted Stock: $975,800	$50,341	$59,997	—	—	—	$1,086,138
		Stock Options: Accelerated vesting of 23,333 shares: $0 value
		(8)(4)	(9)	(2)

Death	—	Restricted Stock: $975,800	$50,341	$59,997	—	—	—	$1,086,138
		Stock Options: Accelerated vesting of 23,333 shares: $0 value
		(8)(4)	(9)	(2)

Cause	—	—	—	$59,997	—	—	—	$59,997
				(2)

Notes to Table on Robert W. McHugh

(1)	The severance amount equals 52 weeks’ salary.

(2)

Benefit payable as of February 2, 2008 in a lump sum under the Foot Locker Excess Cash Balance Plan. No information is provided with respect to the benefit under the Foot Locker Retirement Plan because that plan is available generally to all salaried employees and does not discriminate in terms of scope, terms, or operation in favor of the executive officers.

(3)

The amount in the table reflects the estimated cost to the Company of payments to Mr. McHugh to reimburse him for the difference between the cost of the COBRA continuation coverage premium and the amount he would have paid for medical and dental coverage as an active associate for 18 months following his termination.

(4)

The fair market value of a share of the Company’s stock on February 2, 2008 was less than the exercise price of each of the unvested options that would be accelerated, so the intrinsic value of the option on that date was $0.

(5)	The severance amount equals 104 weeks’ salary plus two times annual bonus at target.

(6)	This amount represents the value of 70,000 shares of restricted stock that would vest on termination. The shares were valued at $13.94.

(7)

If the payments or benefits received by the executive following a Change in Control are subject to the excise tax under Section 4999 of the Internal Revenue, then the Company would automatically reduce Mr. McHugh’s payments and benefits to an amount equal to $1 less than the amount that would subject him to the excise tax, as long as the reduced amount would result in a greater benefit to him compared to the unreduced amount on a net after-tax basis.

(8)

The Compensation and Management Resources Committee may, but is not obligated to, accelerate the vesting of some or all of executive’s restricted stock. The number shown in the table assumes approval of the accelerated vesting of 70,000 shares of restricted stock, valued at $13.94.

(9)	SERP benefit payable in a lump sum following determination of disability or the date of death.

RETIREMENT PLANS

Foot Locker Retirement Plan

The Foot Locker Retirement Plan (the “Retirement Plan”) is a defined benefit plan with a cash balance formula, which covers eligible employees of the Company and substantially all of our United States subsidiaries. All qualified employees who are at least 21 years old with one year of service are covered by the Retirement Plan. Plan participants become fully vested in their benefits under this plan generally upon completion of five years of service or upon reaching normal retirement age (age 65) while actively employed.

Under the cash balance formula, each participant has an account, for record keeping purposes only, to which credits are allocated annually based upon a percentage of the participant’s W-2 Compensation, as defined in the Retirement Plan. This percentage is determined by the participant’s years of service with the Company as of the beginning of each calendar year. The following table shows the percentage used to determine credits at the years of service indicated.

Years of Service	Percent of All W-2 Compensation	+	Percent of W-2 Compensation Over $22,000
Less than 6	1.10		0.55
6–10	1.50		0.75
11–15	2.00		1.00
16–20	2.70		1.35
21–25	3.70		1.85
26–30	4.90		2.45
31–35	6.60		3.30
More than 35	8.90		4.45

In addition, all balances in the participants’ accounts earn interest at the fixed rate of 6 percent, which is credited annually. At retirement or other termination of employment, an amount equal to the vested balance then credited to the account under the Retirement Plan is payable to the participant in the form of a qualified joint and survivor annuity (if the participant is married) or a life annuity (if the participant is not married). The participant may elect to waive the annuity form of benefit and receive benefits under the plan upon retirement in an optional annuity form or an immediate or deferred lump sum, or, upon other termination of employment, in a lump sum. Additional optional forms of payment are available to participants who were participating in the Retirement Plan as of December 31, 1995.

Foot Locker Excess Cash Balance Plan

The Internal Revenue Code limits annual retirement benefits that may be paid to, and the compensation that may be taken into account in calculating benefits for, any person under a qualified retirement plan such as the Foot Locker Retirement Plan. Accordingly, for any person covered by the Retirement Plan whose annual retirement benefit, calculated in accordance with the terms of the Retirement Plan, exceeds the limitations of the Internal Revenue Code, the Company has adopted the Foot Locker Excess Cash Balance Plan (the “Excess Plan”). The Excess Plan is an unfunded, nonqualified benefit plan, under which the individual is paid the difference between the Internal Revenue Code limitations and the retirement benefit to which he or she would otherwise be entitled under the Retirement Plan.

Early Retirement Eligibility

The Foot Locker Retirement Plan provides for a reduced benefit payment to a participant who retires after reaching early retirement age but prior to normal retirement age. Early retirement age is defined under the Retirement Plan and Excess Plan as age 55 with at least 5 years of vesting service. Mr. Serra and Mr. Bahler are the only named executive officers currently eligible for early retirement under these plans.

Foot Locker Supplemental Executive Retirement Plan

In addition, the Foot Locker Supplemental Executive Retirement Plan (the “SERP”), which is an unfunded, nonqualified benefit plan, provides for payment by the Company of supplemental retirement, death and disability benefits to certain executive officers and certain other key employees of the Company and its subsidiaries who participate in this plan. The named executive officers and four other executive officers of the Company currently participate in the SERP. The Compensation and Management Resources Committee sets an annual targeted incentive award under the SERP for each participant consisting of a percentage of salary and bonus based on the Company’s performance against target. Achievement of the target causes an 8 percent credit to a participant’s account for that year. The applicable percentage for the year increases or decreases proportionately to the percentage of the Company’s performance in relation to the target, but may not be less than 4 percent or more than 12 percent in any year. Participants’ accounts accrue simple interest at the rate of 6 percent annually.

A participant is eligible to receive a benefit under the SERP only if his or her age plus years of service at retirement equals at least 65. Currently, Messrs. Serra, Mina, and Bahler have age plus years of service totaling at least 65. If a participant’s employment terminates due to death or disability he (or his estate) would be entitled to payment of his SERP balance. A participant’s SERP benefit is paid in 12 quarterly installments following retirement, with the first two quarters payable six months following retirement. Upon death or disability, a participant’s SERP benefit is paid in a lump sum.

The SERP provides for the continuation of medical and dental insurance benefits if an executive’s age plus years of service total at least 65 when his employment terminates. The benefits would be substantially the same as those benefits to which senior executives are entitled under Foot Locker’s medical and dental plans for active employees. The terminated executive would be required to pay the insurance premium applicable to actively employed senior executives, including any increases in the premiums, and the Company would pay the difference between the actual premium rate and the active employee rate.

Payment of Retirement Benefits

The table below provides the present value of the accumulated benefit payable to each of the named executives and the years of service credited to each of them under the Foot Locker Retirement Plan, the Excess Plan, and the SERP determined using interest rate and mortality rate assumptions consistent with those used in our 2007 financial statements.

PENSION BENEFITS

(a)	(b)	(c)	(d)	(e)
Name	Plan Name	Number of Years Credited Service (#)(1)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
M. Serra	Retirement Plan	8	34,680	0
	Excess Plan	8	381,431
	SERP	10	2,073,543

			2,489,654

R. McHugh	Retirement Plan	9	39,239	0
	Excess Plan	9	58,846
	SERP	3	46,139

			144,224

R. Mina	Retirement Plan	26	150,588	0
	Excess Plan	26	419,366
	SERP	9	840,302

			1,410,256

R. Halls	Retirement Plan	6	26,451	0
	Excess Plan	6	69,930
	SERP	5	223,925

			320,306

G. Bahler	Retirement Plan	26	203,054	0
	Excess Plan	26	246,921
	SERP	10	539,812

			989,787

Notes to Pension Benefits Table

(1)

In general, the present value of accumulated benefits was determined using the same measurement date (February 2, 2008) and assumptions used for financial reporting purposes. Expected retirement age for the Retirement Plan and the Excess Plan is equal to normal retirement age as defined by the plans. For the SERP, the age at which Participants become eligible for retirement under the plan is used as the expected retirement age. The following are the key assumptions that were used in calculating the values in the table:

•	FAS 87 Discount rate of 6.1 percent.

•	Retirement age is assumed to be 65 for the Retirement Plan and the Excess Plan; for the SERP the retirement age is assumed to be when age plus years of service equal 65.

•	417(e) interest rate of 6 percent.

•	Form of payment for the Retirement Plan and the Excess Plan is a lump sum; the form of payment for the SERP is 12 quarterly installments.

The years of service for the SERP reflect the number of years that the executive has been approved by the Compensation Committee as a participant in that plan. Mr. Serra’s years of service under the Retirement Plan and the Excess Plan are less than the number of years of credited service under the SERP because of the requirement that an employee must complete a year of eligibility service before becoming eligible for participation in these plans.

Trust Agreement for Certain Benefit Plans

The Company has established a trust for certain benefit plans, arrangements, and agreements, including the Supplemental Executive Retirement Plan, the Foot Locker Excess Cash Balance Plan, the executive employment agreements, and other benefit plans, agreements or arrangements that may be covered at a later date (collectively, the “Benefit Obligations”). Under the trust agreement, if there is a Change in Control of the Company (as defined in the Trust agreement), the trustee would pay to the persons entitled to the Benefit Obligations the amounts to which they may become entitled under the Benefit Obligations. Upon the occurrence of a Potential Change in Control of the Company as defined in the trust agreement, the Company is required to fund the trust with an amount sufficient to pay the total amount of the Benefit Obligations. Following the occurrence, and during the pendency, of a Potential Change in Control, the trustee would be required to make payments of Benefit Obligations to the extent these payments are not made by the Company.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides information as of February 2, 2008 for compensation plans under which equity securities may be issued.

	(a)	(b)	(c)

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available For Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column(a))

Equity Compensation Plans Approved by Security Holders	5,977,311	$19.5738	8,362,542	(1)(2)
Equity Compensation Plans Not Approved by Security Holders	0	0	0
Total	5,977,311	$19.5738	8,362,642

Notes to Equity Compensation Plan Table

(1)	Includes 2,559,075 shares available for future issuance under the 2003 Employees Stock Purchase Plan (the “2003 Purchase Plan”) other than upon the exercise of an option, warrant or right.

Participating employees under the 2003 Purchase Plan may contribute up to 10 percent of their annual compensation to acquire shares of the Company’s Common Stock at 85 percent of the lower market price on one of two specified dates in each plan year.

(2)

The 2007 Stock Incentive Plan (the “2007 Plan”) currently is the only plan under which stock awards may be granted to directors, officers and other employees of Foot Locker. The 2007 Plan limits the number of shares that may be awarded to participants in the form of restricted stock or Other Stock-Based Awards to 1.5 million shares out of the total number of shares authorized. As of the end of the 2007 fiscal year, a total of 1,445,000 shares remained available for issuance as restricted stock and Other Stock-Based Awards, and these shares are included in the total number of shares disclosed in column (c).

Payouts under the Long-Term Incentive Compensation Plan may be made in cash or shares of Common Stock. If shares are used, they would be issued as Other Stock-Based Awards under the 2007 Stock Incentive Plan.

ITEMS TO BE VOTED ON BY SHAREHOLDERS
PROPOSAL 1:
ELECTION OF DIRECTORS

Our Certificate of Incorporation provides that the Board of Directors be divided into three classes serving staggered three-year terms. The terms of the three directors constituting Class II expire at the 2008 annual meeting. Christopher A. Sinclair, who is a director in Class II, advised the Company that he would not be standing for election at this meeting, so that his tenure as a director will end at the 2008 annual meeting.

Nicholas DiPaolo and Matthew M. McKenna will be considered for election as directors in Class II, to serve for three-year terms expiring at the annual meeting in 2011. Both of the nominees have been nominated by the Board of Directors for election and have consented to serve. Mr. DiPaolo was elected to his present term at the 2005 annual meeting, and Mr. McKenna was elected to his present term at the 2006 annual meeting. The seven remaining directors will continue in office until the expiration of their terms at the 2009 or 2010 annual meeting. If, prior to the annual meeting, any nominee is not able to serve, then the persons designated as proxies for this meeting (Gary M. Bahler, Robert W. McHugh and Matthew D. Serra) will have full discretion to vote for another person to serve as a director in place of that nominee.

Under the retirement policy for directors, which is described on Page 9, Mr. Preston would be required to retire from the Board following the 2008 Annual Meeting because he will have reached age 75. Last year, the Nominating and Corporate Governance Committee asked that Mr. Preston stand for election at the 2007 Annual Meeting, and he was elected to a three-year term ending in 2010. Mr. Preston currently serves as the lead director. This year, on the recommendation of the Nominating and Corporate Governance Committee, the Board has waived the retirement policy for Mr. Preston so that he may continue to serve on the Board and as lead director. The Board will review this waiver for Mr. Preston prior to the 2009 annual meeting of shareholders. Mr. Preston did not participate in the deliberations or decisions of either the Board or the committee on this matter.

Biographical information follows for the two nominees and for each of the seven other directors of the Company whose terms will continue after the 2008 annual meeting. The ages shown are as of April 11, 2008. There are no family relationships among the directors or executive officers of the Company.

The Board of Directors recommends that shareholders vote FOR the election of the two identified nominees to the Board of Directors.

Nominees for Director
Terms Expiring in 2011

Nicholas DiPaolo. Age 66. Director since 2002. Vice Chairman of Bernard Chaus, Inc. (apparel designer and manufacturer) from November 1, 2000 to June 23, 2005; Chief Operating Officer of Bernard Chaus from November 1, 2000 to October 18, 2004. Mr. DiPaolo is a director of JPS Industries and R.G. Barry Corporation.

Matthew M. McKenna. Age 57. Director since 2006. President and Chief Executive Officer of Keep America Beautiful, Inc. (non-profit community improvement and educational organization) since January 1, 2008. He was Senior Vice President of Finance of PepsiCo, Inc. (global snack and beverage company) from August 6, 2001 through December 31, 2007. He is a director of PepsiAmericas, Inc. Mr. McKenna is also a member of the Duke University Library Advisory Board and serves on the board of the Manhattan Theater Club. He is also an adjunct professor at Fordham Business School and Fordham Law School in New York.

Directors Continuing in Office
Terms Expiring in 2009

Alan D. Feldman. Age 56. Director since 2005. Chairman, President and Chief Executive Officer of Midas, Inc. (automotive repair and maintenance services) since May 1, 2006. He was President and Chief Executive Officer of Midas from January 13, 2003 to April 30, 2006. He was an independent consultant from March 2002 to January 2003. He is a director of Midas, Inc.

Jarobin Gilbert Jr. Age 62. Director since 1981. President and Chief Executive Officer of DBSS Group, Inc. (management, planning and trade consulting services) since 1992. He is a director of PepsiAmericas, Inc. and Midas, Inc. He is Chairman of the Board of Trustees of Atlantic Mutual Insurance Company. Mr. Gilbert is also a director of Harlem Partnership, Inc. and a permanent member of the Council on Foreign Relations.

David Y. Schwartz. Age 67. Director since 2000. Independent business adviser and consultant, principally in the retail, distribution and service industries, since July 1997. He was a partner with Arthur Andersen LLP from 1972 until he retired from that public accounting firm in 1997. Mr. Schwartz is a director of Walgreen Co., Stage Stores, Inc., and True Value Company.

Cheryl Nido Turpin. Age 60. Director since 2001. President and Chief Executive Officer of the Limited Stores (retail merchants), a division of Limited Brands, Inc., from June 1994 to August 1997. Ms. Turpin is a director of The Warnaco Group, Inc.

Directors Continuing in Office
Terms Expiring in 2010

James E. Preston. Age 74. Director since 1983. Chairman of the Board of Avon Products, Inc. (manufacture and sale of beauty and related products) from 1989 to May 6, 1999, and Chairman and Chief Executive Officer of Avon Products, Inc. from 1989 to June 1998.

Matthew D. Serra. Age 63. Director since 2000. The Company’s Chairman of the Board since February 1, 2004, President since April 12, 2000, and Chief Executive Officer since March 4, 2001. He was the Company’s Chief Operating Officer from February 9, 2000 to March 3, 2001.

Dona D. Young. Age 54. Director since 2001. Chairman of the Board, President and Chief Executive Officer of The Phoenix Companies, Inc. (provider of wealth management products and services to individuals and institutions). Mrs. Young has held the positions of Chairman of the Board since April 1, 2003, President since February 2000, and Chief Executive Officer since January 1, 2003. She served as Chief Operating Officer from February 2001 to December 31, 2002. Mrs. Young is also Chairman of the Board since April 1, 2003 and Chief Executive Officer since January 1, 2003 of Phoenix Life Insurance Company. She previously served as President of Phoenix Life Insurance Company from February 2000 to March 31, 2003 and Chief Operating Officer from February 2001 to December 31, 2002. Mrs. Young joined Phoenix Home Life Mutual Insurance Company in 1980. She is a director of The Phoenix Companies, Inc. and Wachovia Corporation.

PROPOSAL 2:
RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

The Audit Committee of the Board of Directors has appointed KPMG LLP as our independent registered public accountants for the 2008 fiscal year. We are asking shareholders at this meeting to ratify this appointment of KPMG LLP for 2008.

Representatives of KPMG are expected to be present at the annual meeting and will have an opportunity to make a statement and respond to appropriate questions.

The Board of Directors recommends that shareholders vote FOR Proposal 2.

Audit and Non-Audit Fees

The following table shows the fees we paid to KPMG for the audit of Foot Locker’s annual financial statements for 2007 and 2006, as well as the fees billed for other services KPMG provided during these two fiscal years.

Category	2007	2006
Audit Fees (1)	$2,780,000	$2,586,000
Audit-Related Fees (2)	198,000	131,000
Tax Fees (3)	4,000	63,000
All Other Fees	0	0

Total	$2,982,000	$2,780,000

Notes to Audit and Non-Audit Fees Table

(1)

Audit fees consisted of professional services provided in connection with the audit of our annual financial statements, reviews of financial statements included in our Form 10-Qs, reviews of registration statements and issuances of consents, as well as work generally only the independent auditor can reasonably be expected to provide, such as statutory audits.

(2)	Audit-related fees consisted principally of audits of financial statements of certain employee benefit plans.

(3)	Tax fees consisted principally of assistance with matters related to tax compliance.

Audit Committee Pre-Approval Policies and Procedures

The Audit Committee has a policy that all audit and non-audit services to be provided by our independent accountants, including services for our subsidiaries and affiliates, are to be approved in advance by the Audit Committee, regardless of the estimated cost for providing such services. Between meetings of the Committee, the Audit Committee has delegated this authority to the Chair of the Committee. In practice, these fees are normally approved by the Committee Chair and reviewed with the Audit Committee at a subsequent meeting. Management reviews with the Audit Committee at regularly scheduled meetings the total amount and nature of the audit and non-audit services provided by the independent accountants, including services for our subsidiaries and affiliates, since the Committee’s last meeting. None of the services pre-approved by the Audit Committee or the Chair of the Committee during 2007 utilized the de minimis exception to pre-approval contained in the applicable rules of the Securities and Exchange Commission.

Audit Committee Report

In accordance with the charter adopted by the Board of Directors, the Audit Committee assists the Board in fulfilling its oversight responsibilities in the areas of the Company’s accounting policies and practices and financial reporting. The Committee has responsibility for appointing the independent accountants and internal auditors. The Company’s management is responsible for establishing and maintaining adequate internal control over financial reporting.

The Audit Committee consists of five independent directors, as independence is defined under the rules of The New York Stock Exchange. All of the Committee members meet the expertise requirements under the rules of The New York Stock Exchange.

The Audit Committee held eight meetings in 2007. At its meetings during 2007, the Committee discussed with management, KPMG LLP, the Company’s independent registered public accountants, and the Company’s internal auditors the assessment of the Company’s internal control over financial reporting. The Committee also discussed with KPMG its attestation report and opinion on the Company’s internal control over financial reporting contained in the Company’s 2007 Annual Report on Form 10-K.

The Audit Committee reviewed and discussed with management and KPMG the audited financial statements for the 2007 fiscal year, which ended February 2, 2008. The Committee also discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of KPMG’s examination of the financial statements and the overall quality of the Company’s financial reporting.

The Audit Committee obtained from KPMG the written disclosures and the letter required by Independence Standards Board Standard No. 1 “Independence Discussions with Audit Committees” and discussed with KPMG any relationships that may affect its objectivity. The Audit Committee also considered whether the non-audit services provided by KPMG to the Company are compatible with maintaining KPMG’s independence. The Committee has satisfied itself that KPMG is independent.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in Foot Locker’s Annual Report on Form 10-K for the 2007 fiscal year.

Nicholas DiPaolo, Chair
Jarobin Gilbert Jr.
Matthew M. McKenna
David Y. Schwartz
Dona D. Young

PROPOSAL 3:
APPROVAL OF THE FOOT LOCKER
ANNUAL INCENTIVE COMPENSATION PLAN, AS AMENDED AND RESTATED

The Foot Locker Annual Incentive Compensation Plan was amended and restated (the “Restated Annual Plan”) on March 26, 2008 by the Compensation and Management Resources Committee, subject to our shareholders’ approval at the 2008 annual meeting as to Covered Employees. The Restated Annual Plan is designed to comply with the requirements of Section 162(m) of the Internal Revenue Code. Under Section 162(m), the Company cannot deduct certain compensation in excess of $1 million paid to the named executive officers of the Company (each, a “Covered Employee”). Certain compensation, including compensation paid based on the achievement of pre-established performance goals, is excluded from this deduction limit if the material terms under which the compensation is to be paid, including the performance goals to be used, are approved by shareholders.

We are asking shareholders to approve the Restated Annual Plan, including the performance goals under the plan. Except for the addition of a goal related to division profit, the goals are unchanged from 2003 when shareholders last approved the performance goals. We are also making certain changes to the plan principally to comply with Internal Revenue Code Sections 409A and 162(m). A complete copy of the Restated Annual Plan is attached to this proxy statement as Appendix A.

2008 Amendments

We have specified in the Restated Annual Plan that any payments under the plan must be made within two and one-half months following the end of the fiscal year. Payment will only be made if the performance goals for the performance period are met.

We have added to the performance goals the attainment of certain target levels of, or percentage increase in, division profit. This is the only change to the performance goals since shareholders approved the performance goals in 2003.

We have eliminated the provisions permitting interim payments to participants and eliminated the provisions relating to participants’ deferral of awards under the plan.

Material Features of the Restated Annual Plan

The following is only a summary of the principal features of the Restated Annual Plan. This summary is qualified in its entirety by the complete text of the plan. Capitalized terms used in this summary but that are not defined here have the meanings contained in the Restated Annual Plan.

Purpose of the Plan. The purposes of the Restated Annual Plan are to reinforce corporate, organizational, and business development goals; to promote the achievement of year-to-year financial and other business objectives; to reward the performance of individual officers and other employees in fulfilling their personal responsibilities for year-to-year achievements; and to serve as a qualified performance-based compensation program under Section 162(m) of the Internal Revenue Code with regard to the Company’s Chief Executive Officer and the four other most highly compensated executive officers employed at the end of the fiscal year (“Covered Employees”).

Administration. The Restated Annual Plan is administered by the Compensation and Management Resources Committee (“Compensation Committee”). Each member of this committee is an “outside director” under Section 162(m) of the Internal Revenue Code. The Committee has the authority to grant awards, determine performance criteria, certify attainment of performance goals, construe and interpret the Restated Annual Plan and make all other determinations deemed necessary or advisable for the administration of this plan.

Participation. Participation in the Restated Annual Plan is limited to those officers and other key employees of the Company, its subsidiaries and divisions, as selected by the Compensation Committee. In determining the persons to whom awards shall be granted, the Compensation Committee takes into account such factors as it considers appropriate to accomplish the purposes of the Restated Annual Plan.

Awards. Awards under the Restated Annual Plan relate to a period coinciding with the Company’s fiscal year (the “Performance Period”). The individual target award for each participant is expressed as a percentage of Annual Base Salary. Payment for the awards is made only if the performance goals for the Performance Period are achieved and certified by the Compensation Committee and generally only if the participant remains employed by the Company through the Payment Date.

Limit on Payment. Payment to a Covered Employee may not exceed $3 million for any fiscal year.

Performance Goals. The Restated Annual Plan provides that the Compensation Committee generally has the authority to determine the performance goals that will be in effect for a Performance Period. The Committee also has the authority to incorporate provisions in the performance goals allowing for adjustments in recognition of unusual or non-recurring events affecting the Company or our financial statements or in response to changes in applicable laws, regulations or accounting principles. The committee has the authority to determine the performance goals for the Covered Employees solely to the extent permitted by Section 162(m) of the Internal Revenue Code.

The performance goals for the Covered Employees will be determined by the Compensation Committee based on one or more of the following criteria:

•	attaining certain target levels of, or percentage increase in,

(a)	pre-tax profit;

(b)	division profit;

(c)	after-tax profits of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

(d)	after-tax or pre-tax return on shareholders’ equity of Foot Locker (or any subsidiary, division or other operational unit of Foot Locker);

•	attaining certain target levels of, or a specified increase in,

(a)	operational cash flow of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

(b)	return on invested capital or return on investment;

•

achieving a certain level of, a reduction of, or other specified objectives with regard to limiting the level of increase in, Foot Locker’s bank debt, other long-term or short-term public or private debt, or other similar financial obligations of Foot Locker, if any, which may be calculated net of any cash balances and/or other offsets and adjustments as may be established by the Committee;

•	attaining a specified percentage increase in earnings per share or earnings per share from continuing operations of Foot Locker (or a subsidiary, division or other operational unit of Foot Locker);

•

attaining certain target levels of, or a specified percentage increase in, revenues, net income, or earnings before interest, taxes, depreciation and/or amortization, of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker); and

•

attaining a certain target level of, or reduction in, selling, general and administrative expense as a percentage of revenue of Foot Locker (or any subsidiary, division or other operational unit of Foot Locker).

Amendment or Termination of Plan. The Committee may amend, suspend, or terminate the Restated Annual Plan, or any part of it, but no amendment that requires shareholder approval in order for the plan to continue to comply with Section 162(m) of the Internal Revenue Code will be effective unless it is approved by the required vote of our shareholders. Also, no amendment may adversely affect the rights of any participant without the participant’s consent under any awards previously granted under the plan.

Benefits Not Determinable. Because performance goal criteria may vary from year to year, benefits under the Restated Annual Plan are not determinable. The Restated Annual Plan is designed to provide payments only if the performance goals established by the Compensation Committee have been met and the attainment of the goals has been certified by the Committee. The Company did not make any payments under this plan for the 2007 fiscal year because the performance goals were not met.

The Board of Directors recommends a vote FOR Proposal 3.

DEADLINES AND PROCEDURES FOR NOMINATIONS AND
SHAREHOLDER PROPOSALS

Deadlines

Under SEC rules, if a shareholder would like us to include a proposal in our proxy statement and form of proxy for the 2009 Annual Meeting of Shareholders, our Corporate Secretary must receive the proposal at our corporate headquarters by December 12, 2008 in order to be considered for inclusion in the 2009 proxy statement.

Under our By-laws, shareholders must follow certain procedures to nominate a person for election to the Board of Directors or to introduce an item of business at an annual meeting. Under these procedures, we must receive notice of a shareholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days nor more than 120 days before the first anniversary of the prior year’s annual meeting. For 2009, we must receive this notice no earlier than January 21, 2009 and no later than February 20, 2009, assuming that our 2009 annual meeting is held on schedule. However, if we hold the annual meeting on a date that is not within 30 days before or after the first anniversary of the prior year’s annual meeting, then we must receive the notice no later than ten days after the earlier of the date we first provide notice of the meeting to shareholders or announce it publicly.

Procedures

Our By-laws provide that shareholders who wish to submit a nomination for director must deliver a notice to the Secretary of the Company at 112 West 34th Street, New York, New York 10120 not less than 90 days nor more than 120 days before the first anniversary of the prior year’s annual meeting. We publish these dates each year in our proxy statement. For the 2009 annual meeting, these dates are set out in the preceding paragraph. The notice must contain the following information regarding the proposed nominee:

•	his or her name, age, business and residence address,

•	his or her principal occupation or employment,

•	the number of shares of the Company’s Common Stock he or she beneficially owns,

•	any other information that is required to be disclosed under the Exchange Act and rules and regulations of the Securities and Exchange Commission and The New York Stock Exchange,

•	the executed consent of such person to serve if elected, and

•	an undertaking by the individual to furnish us with any information we may request in order to determine his or her eligibility to serve as a director.

In addition, the shareholder who is making the nomination must include in the notice his or her name, address, and the number of shares of the Company’s Common Stock that he or she beneficially owns.

Notice of a proposed item of business must include a description of and the reasons for bringing the proposed business to the meeting, any material interest of the shareholder in the business, and certain other information about the shareholder.

By Order of the Board of Directors
GARY M. BAHLER
Secretary

April 11, 2008

LOCATION OF THE 2008 ANNUAL MEETING OF SHAREHOLDERS OF
FOOT LOCKER, INC.

Our corporate headquarters is the site of the 2008 Annual Meeting of Shareholders. We are located at 112 West 34th Street, New York City, New York.

BY SUBWAY

Take any of these subway lines: the A, B, C, D, E, F, N, Q, R, V, W or the Number 1, 2, or 3 trains to 34th Street. The A, C, E, 1, 2, and 3 trains stop at 34th Street-Penn Station. The B, D, F, N, Q R, V, and W trains stop at 34th Street–Herald Square. Our building is on the south side of 34th Street between 7th Avenue and Broadway.

BY CAR OR TAXI

Take the Lincoln Tunnel into New York City, following the signs for 34th Street. Turn left onto West 34th Street. Our building is on the south side of 34th Street between 7th Avenue and Broadway.

Appendix A

FOOT LOCKER ANNUAL INCENTIVE COMPENSATION PLAN,
AS AMENDED AND RESTATED

The Compensation and Management Resources Committee of the Board of Directors of Foot Locker, Inc. (“Foot Locker”) has amended the Foot Locker Annual Incentive Compensation Plan (the “Plan”) as of March 26, 2008, subject to shareholder approval at the 2008 annual meeting of shareholders. The Plan was previously amended and restated effective as of June 25, 2003.

1. Purpose of the Plan.

The purposes of the Plan are:

(a) to reinforce corporate organizational and business development goals.

(b) to promote the achievement of year-to-year and long-range financial and other business objectives such as high quality of service and product, improved productivity and efficiencies for the benefit of our customers’ satisfaction and to assure a reasonable return to Foot Locker’s shareholders.

(c) to reward the performance of officers and key employees in fulfilling their personal responsibilities for annual achievements.

(d) to serve as a qualified performance-based compensation program under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) or any successor section and the Treasury regulations promulgated thereunder (“Section 162(m) of the Code”).

2. Definitions.

The following terms, as used herein, shall have the following meanings:

(a) “Annual Base Salary” with respect to any Plan Year shall mean the total amount paid by Foot Locker and its subsidiaries to a participant during such Plan Year without reduction for any amounts withheld pursuant to participation in a qualified “cafeteria plan” under Section 125 of the Code, a qualified transportation arrangement under Section 132(f)(4) of the Code, or a cash or deferred arrangement under Section 401(k) of the Code. Annual Base Salary shall not include any amount paid or accruing to a participant under the Foot Locker Long-Term Incentive Compensation Plan or any other incentive compensation or bonus payment or extraordinary remuneration, expense allowances, imputed income or any other amounts deemed to be indirect compensation, severance pay and any contributions made by Foot Locker to this or any other plan maintained by Foot Locker or any other amounts which, in the opinion of the Committee, are not considered to be Annual Base Salary for purposes of the Plan.

(b) “Board” shall mean the Board of Directors of Foot Locker.

(c) “Committee” shall mean two or more members of the Compensation and Management Resources Committee of the Board, each of whom is an “outside director” within the meaning of Section 162(m) of the Code.

(d) “Covered Employee” shall mean an officer or key employee of Foot Locker who is designated as an executive officer for purposes of Rule 3b-7 of the Securities Exchange Act of 1934 for the relevant Plan Year.

(e) “Payment Date” shall mean the date selected by the Committee for payments under the Plan to be made following the finalization, review and approval of performance goal achievements for the Plan Year, which date shall be within two and one-half months following the end of the Plan Year.

(f) “Individual Target Award” shall mean the targeted performance award for a Plan Year specified by the Committee as provided in Section 6 herein.

(g) “Plan Year” shall mean Foot Locker’s fiscal year during which the Plan is in effect.

3. Administration of the Plan.

The Plan shall be administered by the Committee. No member of the Committee while serving as such shall be eligible for participation in the Plan. The Committee shall have exclusive and final authority in all determinations and decisions affecting the Plan and its participants. The Committee shall also have the sole authority to interpret the Plan, to establish and revise rules and regulations relating to the Plan, to delegate such responsibilities or duties as it deems desirable, and to make any other determination that it believes necessary or advisable for the administration of the Plan including, but not limited to: (i) approving the designation of eligible participants; (ii) setting the performance criteria within the Plan guidelines; and (iii) certifying attainment of performance goals and other material terms. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to incorporate provisions in the performance goals allowing for adjustments in recognition of unusual or non-recurring events affecting Foot Locker or the financial statements of Foot Locker, or in response to changes in applicable laws, regulations, or accounting principles; provided that the Committee shall have such authority with regard to the performance goals of Covered Employees solely to the extent permitted by Section 162(m) of the Code. To the extent any provision of the Plan creates impermissible discretion under Section 162(m) of the Code or would otherwise violate Section 162(m) of the Code with regard to the performance goals of Covered Employees, such provision shall have no force or effect.

4. Participation.

Participation in the Plan is limited to officers or key employees of Foot Locker. Individual participants shall be those employees selected in the sole discretion of the Committee (in the case of Covered Employees) or its designee (in the case of all other officers and key employees). In determining the persons to whom awards shall be granted, the Committee shall take into account such factors as the Committee shall deem appropriate in connection with accomplishing the purposes of the Plan. The Committee may from time to time designate additional participants who satisfy the criteria for participation as set forth herein and shall determine when an officer or key employee of Foot Locker ceases to be a participant in the Plan.

5. Right to Payment.

Unless otherwise determined by the Committee in its sole discretion, a participant shall have no right to receive payment under this Plan unless the participant remains in the employ of Foot Locker at all times through and including the Payment Date.

6. Payment.

(a) Payment under this Plan to a participant will be made in cash in an amount equal to the achieved percentage of such participant’s Annual Base Salary as determined by the Committee for each Plan Year. Such percentage shall be based on the participant’s achievement of his or her Individual Target Award. Payment shall be made only if and to the extent the performance goals with respect to the Plan Year are attained.

(b) At the beginning of each Plan Year (or, with respect to Covered Employees, within the time period prescribed by Section 162(m) of the Code), the Committee shall establish all performance goals and the Individual Target Awards for such Plan Year and Foot Locker shall inform each participant of the Committee’s determination with respect to such participant for such Plan Year. Individual Target Awards shall be expressed as a percentage of such participant’s Annual Base Salary. At the time the performance goals are established, the Committee shall prescribe a formula to determine the percentages of the Individual Target Award which may be payable based upon the degree of attainment of the performance goals during the Plan Year.

(c) Notwithstanding anything to the contrary contained in this Plan,

(1) the performance goals in respect of awards granted to participants who are Covered Employees, shall be based on one or more of the following criteria:

(i) the attainment of certain target levels of, or percentage increase in, pre-tax profit;

(ii) the attainment of certain target levels of, or percentage increase in, division profit;

(iii) the attainment of certain target levels of, or a percentage increase in, after-tax profits of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

(iv) the attainment of certain target levels of, or a specified increase in, operational cash flow of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

(v) the achievement of a certain level of, reduction of, or other specified objectives with regard to limiting the level of increase in, all or a portion of, Foot Locker’s bank debt or other long- term or short-term public or private debt or other similar financial obligations of Foot Locker, if any, which may be calculated net of such cash balances and/or other offsets and adjustments as may be established by the Committee;

(vi) the attainment of a specified percentage increase in earnings per share or earnings per share from continuing operations of Foot Locker (or a subsidiary, division or other operational unit of Foot Locker);

(vii) the attainment of certain target levels of, or a specified percentage increase in, revenues, net income, or earnings before (A) interest, (B) taxes, (C) depreciation and/or (D) amortization, of Foot Locker (or a subsidiary, division, or other operational unit of Foot Locker);

(viii) the attainment of certain target levels of, or a specified increase in, return on invested capital or return on investment;

(ix) the attainment of certain target levels of, or a percentage increase in, after-tax or pre-tax return on shareholders’ equity of Foot Locker (or any subsidiary, division or other operational unit of Foot Locker); and

(x) the attainment of a certain target level of, or reduction in, selling, general and administrative expense as a percentage of revenue of Foot Locker (or any subsidiary, division or other operational unit of Foot Locker), and

(2) in no event shall payment in respect of an award granted for a performance period be made to a participant who is a Covered Employee as of the end of such Plan Year in an amount which exceeds $3 million. Subject to Section 3 of the Plan regarding certain adjustments, in connection with the establishment of the performance goals, the criteria listed above for Foot Locker (or any subsidiary, division or other operational unit of Foot Locker) shall be determined in accordance with generally accepted accounting principles consistently applied by Foot Locker, but before consideration of payments to be made pursuant to this Plan and pursuant to the Foot Locker Long-Term Incentive Compensation Plan.

7. Time of Payment.

All payments earned by participants under this Plan will be paid after performance goal achievements for the Plan Year have been finalized, reviewed, approved, and to the extent required by Section 162(m) of the Code, certified by the Committee, but in no event later than two and one-half months following the end of the applicable Plan Year. Foot Locker’s independent accountants shall, as of the close of the Plan Year, determine whether the performance goals have been achieved and communicate the results of such determination to the Committee.

8. Miscellaneous Provisions.

(a) A participant’s rights and interests under the Plan may not be sold, assigned, transferred, pledged or alienated.

(b) In the case of a participant’s death, payment, if any, under the Plan shall be made to his or her designated beneficiary, or in the event no beneficiary is designated or surviving, to the participant’s estate.

(c) Neither this Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of Foot Locker.

(d) Foot Locker shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments made pursuant to the Plan.

(e) While Foot Locker does not guarantee any particular tax treatment, the Plan is designed and intended to comply with the short-term deferral rules under Section 409A of the Code and the applicable regulations thereunder and shall be limited, construed and interpreted with such intent. All amounts payable under the Plan shall be payable within the short-term deferral period in accordance with Section 409A and regulations issued thereunder.

(f) The Plan is designed and intended to comply with Section 162(m) of the Code with regard to awards made to Covered Employees, and all provisions hereof shall be limited, construed and interpreted in a manner so to comply.

(g) The Board or the Committee may at any time and from time to time alter, amend, suspend or terminate the Plan in whole or in part; provided, that, no amendment which requires shareholder approval in order for the Plan to continue to comply with the exception for performance based compensation under Section 162(m) of the Code shall be effective unless the same shall be approved by the requisite vote of the shareholders of Foot Locker as determined under Section 162(m) of the Code. Notwithstanding the foregoing, no amendment shall affect adversely any of the rights of any participant, without such participant’s consent, under the award theretofore granted under the Plan.

(h) The Plan shall be binding on Foot Locker and its successors by operation of law.

YOUR VOTE IS IMPORTANT
PLEASE VOTE YOUR PROXY

☒			Please Mark Here for Address Change or Comments
	Votes must be indicated (x) in Black or Blue ink.	Mark, Sign, Date and Return the Proxy Card Promptly Using the Enclosed Envelope.
SEE REVERSE SIDE

DIRECTORS RECOMMEND A VOTE “FOR” PROPOSALS 1, 2 AND 3.

1.	ELECTION OF DIRECTORS.
		FOR all	WITHHOLD AUTHORITY
	NOMINEES FOR	nominees	to vote for all nominees	EXCEPTIONS*
	3-YEAR TERMS:	listed below	listed below

01 Nicholas DiPaolo
02 Matthew M. McKenna

(NSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the “Exceptions” box and write that nominee’s name in the space provided below).

*Exceptions

		FOR	AGAINST	ABSTAIN
2.	RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTANTS.

		FOR	AGAINST	ABSTAIN
3.	APPROVAL OF ANNUAL INCENTIVE COMPENSATION
PLAN, AS AMENDED AND RESTATED.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

I plan to attend meeting

Signature	Signature	Date

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, give full title as such. If signing on behalf of a corporation, sign the full corporate name by authorized officer. The signer hereby revokes all proxies heretofore given by the signer to vote at the 2008 Annual Meeting of Shareholders of Foot Locker, Inc. and any adjournment or postponement thereof.

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WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.

Internet and telephone voting are available through 9:00 A.M. Eastern Time on the annual meeting day.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.eproxy.com/fl Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-580-9477 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM or fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement
on the Internet at http://bnymellon.mobular.net/bnymellon/fl

P R O X Y

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
THE COMPANY FOR THE ANNUAL MEETING TO BE HELD ON MAY 21, 2008

     Gary M. Bahler, Robert W. McHugh, Mathew D. Serra, or any of them, each with power of substitution, are hereby authorized to vote the shares of the undersigned at the Annual Meeting of Shareholders of Foot Locker, Inc., to be held on May 21, 2008, at 9:00 A.M., local time, at Foot Locker, Inc., 112 West 34th Street, New York, New York 10120, and at any adjournment or postponement thereof, upon the matters set forth in the Foot Locker, Inc. Proxy Statement and upon such other matters as may properly come before the Annual Meeting, voting as specified on the reverse side of this card with respect to the matters set forth in the Proxy Statement, and voting in the discretion of the above-named persons on such other matters as may properly come before the Annual Meeting.

     IF YOU ARE NOT VOTING BY TELEPHONE OR INTERNET, PLEASE SIGN AND DATE THE REVERSE SIDE OF THIS PROXY CARD AND PROMPTLY RETURN IT IN THE ENCLOSED ENVELOPE. THE PERSONS NAMED ABOVE AS PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD OR VOTE BY TELEPHONE OR INTERNET. YOU MAY SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES, BUT YOU NEED NOT MARK ANY BOX IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS’ RECOMMENDATIONS.

     EMPLOYEE PLANS

     IF YOU ARE A PARTICIPANT IN THE FOOT LOCKER 401(k) PLAN OR THE FOOT LOCKER PUERTO RICO 1165(e) PLAN, THIS PROXY CARD COVERS THOSE SHARES ALLOCATED TO YOUR PLAN ACCOUNT. BY SIGNING AND RETURNING THIS PROXY CARD (OR VOTING BY TELEPHONE OR THE INTERNET) YOU WILL AUTHORIZE THE PLAN TRUSTEES TO VOTE THOSE SHARES ALLOCATED TO YOUR ACCOUNT AS YOU HAVE DIRECTED.

Continued and to be marked, dated and signed, on the other side)
Address Change/Comments (Mark the corresponding box on the reverse side)

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You can now access your FOOT LOCKER, INC. account online.

Access your Foot Locker, Inc. shareholder account online via Investor ServiceDirect® (ISD).

The transfer agent for Foot Locker, Inc, now makes it easy and convenient to get current information on your shareholder account.

  View account status

  View certificate history

  View book-entry information

  View payment history for dividends

  Make address changes

  Obtain a duplicate 1099 tax form

  Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd

For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time